SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8K

     Current Report Pursuant to Section 13 or 15 (d) of the Securities
                         Exchange Act of 1934

                         February 12, 2001
                         Date of Report

                    (Date of Earliest Event Reported)

                              SINTEC CO. LTD.
                    --------------------------------
                    (Name of Small Business Issuer)


Republic of Korea                   000-28419                Not Applicable
---------------------------       --------------------       --------------

(State or Other Jurisdiction   Commission File Number   I.R.S. Employer
Incorporation or Organization)                          Identification Number


    Buchon Technopark, 103-608, Samjung-dong, Ojung-gu, Buchon City,
                 Kyonggi-do, Republic of Korea
                      (Zip Code: 421-150)
  ------------------------------------------------------------
  (Address of Principal Executive Offices including Zip Code)


Tel No.: 82-32-2342000          Fax No.: 82-32-2342020
             ----------------------------
               (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act: None

Common Stock : Par value 200 Won per share
(Title of Class)

INFORMATION TO BE INCLUDED IN THE REPORT

Convention

     In this Form 8K all references to "Korea" are references to The Republic of Korea. All references to the "Government" are references to the government of Korea. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Sintec Co. Ltd. par value 200 Won per share (the "company"). All references to "KOSDAQ" herein are references to the Korea Securities Dealers Automated Quotation System. All references to "SEC" are reference to the United States Securities and Exchange Commission.

     References to "Won" or "W" are to the currency of Korea and all references to "Dollars", "$", or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Won amounts into Dollars at specified rates. All translations from Won to Dollar were made (unless otherwise indicated) at the noon buying rate in The City of New York for cable transfers in Won per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, the translation of Won into Dollars have been made at the noon buying rate in effect on January 30, 2001, which was Won 1,264.6 to US$1.00.
No representation is made that the Won or US$ amounts referred to herein could have been or could be converted into US$ or Won, as the case may be, at any particular rate or at all. On January 31, 2001, the noon buying rate was Won 1,287.1 to US$1.00.

Exchange Rate Information

     The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Won or Dollar amounts referred to herein could have been or could be converted into Dollars or Won, as the case may be, at any particular rate, or at all.


Year Ended           At End of        Average          High         Low
December 31          Period           Rate Per
                                      $1.00US


1994               W792.7             W805.3           W816.6       W790.6

1995               775.8              771.2            797.5        758.5

1996               847.5              807.7            849          775.8

1997               1695               988.1            1960         845.5

1998               1206               1404.7           1812         1196

1999               1136               1187.7           1241.8       1124.5

2000               1265               1187,7           1146.5       1105

- The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a)     MERGER AGREEMENT.

     Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated January 24, 2001, Sintec Co. Ltd. (the "Company"), a Korean corporation, acquired all the outstanding shares of common stock of Captex Capital, Inc. ("Captex"), a Texas corporation, from the shareholders thereof in an exchange of an aggregate of 888,050 shares of common stock of the Company and other consideration of payments of certain fees and expenses (the "Acquisition"). Immediately following the Acquisition, Sintec (Texas) Corp. ("Subco"), a Texas corporation and a wholly-owned subsidiary of the Company merged with Captex (the "Merger") in a transaction in which the Subco becomes the surviving corporation.

     The Acquisition was approved by the unanimous consent of the Board of Directors of Captex and its shareholders on January 24, 2001. The Acquisition was effective on January 24, 2001. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on January 24, 2001. The Merger was effective on January 31, 2001. The Acquisition and Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-13(a) of the General Rules and Regulations of the Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to Captex for reporting purposes under the Securities Exchange Act of 1934, as amended (the "1934 Act") and elects to report under the 1934 Act effective January 31, 2001.

     A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b)     CONTROL OF THE COMPANY

     The Company had 6,880,275 shares of common stock par value 200 Won per share issued and outstanding prior to the Acquisition, and 7,768,325 shares issued and outstanding following the Acquisition. Captex had 5,000,000 shares of common stock par value of $0.001 per share issued and outstanding prior and after the Acquisition.

     On February 2, 2001 the Company converted its paid-in capital to 3,884,163 common shares in the capital stock of the Company and issued the shares on a pro rata basis to all of the shareholders of the Company (the "conversion") resulting in a total of 11,652,488 shares of common shares in the capital stock of the Company being issued and outstanding

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of February 2, 2001, after taking into effect the Acquisition and the Conversion of:
(a) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding common stock, (b) each of the Company's directors and officers, and (c) all directors and officers of the Company, as a group:

NAME AND ADDRESS OF           AMOUNT STOCK
PERCENTAGE OF
BENEFICIAL OWNER              BENEFICIALLY                CLASS
AND POSITION WITH             OWNED
THE COMPANY

Woon Yong Kim                 1,622,138 common shares     13.9%
1216-18 Joong Dong
Wonmi-Gu, Buchoo City
Kyonggi-do, Korea
President, CEO and
Director


Soo Yong Kim                  29,850 common shares        .26%
154-4 Ganseok, 2-dong,
Namdong-gu, Inchon City
Kyonggi-do, Korea
Director/Treasurer


Young Lo Kim                  11,250 common shares        .09%
105/1054 Poonglim APT.
Sorae-maeul,
Nonyun-Dong, Namdong-
gu,
Inchon City, Korea
Director and Manager of
Research and Development


Jun Hyun Kim                  11,250 common shares        .09%
13-1 Cooneui-dong
Wonmi-gu,
Buchon City, Korea
Director


Burton Mason Venture          1,050,000 common shares     9.02%
Capital LLC
33 N. Fairlax St.
Alexandria
VA, USA


All Officers and Directors     1,674,488 common shares    14.39%
as a Group


     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)     CRITERIA FOR MERGER

     The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Captex and the Company.

     In evaluating the Acquisition, Captex used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Captex determined that the consideration for the Merger was reasonable. In evaluating Captex, the Company placed a primary emphasis on Captex's status as a reporting company under Section 12(g) of the 1934 Act, as amended, and Captex's facilitation of the Company becoming a reporting company under the 1934 Act.

(b)     CORPORATE HISTORY OF THE COMPANY

     The Company was incorporated in Korea on March 7, 1996. From 1996 to 1998, the Company was predominantly engaged in the management information systems and enterprise resource planning industries. In late 1996 the Company started developing biometric software focusing on image and face recognition. In 1997 the Company developed the basic module of face recognition software known as Automatic Detecting, Tracking, Recognizing And Action-command generating software or "ADTRASS". The Company exhibited the ADTRASS software at the COMDEX show in Las Vegas in the fall of 1998. In 1998 the Company obtained
ISO 9001 Certification from SGA International Information Systems Ltd of the United States and started developing camera applications for the ADTRASS software. In 1998 the Company discontinued its prior business. In 1999 the Company introduced the first working unit of a pan/tilt, automatic motion tracking camera which incorporated biometric features to the COMDEX show and the CEBIT 2000 show in Hannover, Germany. After these two major exhibitions, the Company started preparation for final development and the mass production of the pan/tilt camera which included such key features as automatic motion tracking, face tracking, face recognition and controllability via the internet. The Company's first commercial product, the "SmileCAM" was formally launched at the COMDEX show in the fall of 2000.

     On December 23, 2000 the Company forward split all of its outstanding common shares, being 264,811 shares, on the basis of 25 new shares of common stock of the Company for each issued share of common stock of the Company (the "Forward Split") resulting in a total of 6,880,275 shares being issued and outstanding.

Business of the Company

     The Company designs, develops and markets biometric and security solutions for personal computers, communication devices, video surveillance systems, access control systems and other security-oriented systems using its patented core software, ADTRASS , pan/tilt camera control mechatronics, motion tracking software, and internet-based application software.


     The Company intends to provide the rapidly growing security market with camera products which have differentiated, competitive functions such as automatic motion detecting and tracking, camera control via internet, fast pan/tilt mechanism. SmileCAM (CCD), the Company's first product, is a small, low cost, computer controlled, motorized pan/tilt video camera with motion tracking and remote controllable function, which can be used for video surveillance applications and also to provide real time video over the internet. The lens of the SmileCAM (CCD) was engineered to be panned both left and right and up and down by clicking the local or remote video screen or by operating arrow keys on the key board control signals may be transmitted via the internet. This ability enables wide area video surveillance through one camera in real time and at a lower cost compared with competitor's products currently in the market place. The Company's second product is the SmileCAM(USB) which has the same mechanical features as the SmileCAM-CCD with the addition of an USB port to permit plug and play features.

     The Company is currently completing the development of a second product designed to apply the ADTRASS technology. This is a
pan/tilt/zoom camera embedded with  proprietary biometric face and iris
recognition software (the "AiroCAM").   With its embeded face recognition
software the AiroCAM can search, detect, track and recognize a person's face. If the facial features that the camera pans falls within certain preset parameters (which parameters can be adjusted according to the circumstances), then the camera will automatically zoom in on the face and using its iris recognition software make a more accurate identification of the person.

     Biometrics is the science of identifying an individual through his/her own unique personal physiology. Examples of the range of biometric-based products are fingerprint readers, hand geometry, eye (iris) scanners and face-recognition products. The Company has been focusing on iris and face recognition technology as well as motion tracking software for its pan/tilt cameras. Among all the biometric technologies, only the face and iris technologies can perform biometric recognition at a distance. In the other types of biometrics such as fingerprint, vein, signature, hand geometry, etc., recognition can only occur by contacting a part of the body to a scanner.

     It is the intention of the Company to develop strategic sales partner relationships with original equipment manufacturers ("OEM"), Value
Added Resellers ("VARs"), Distributors and system integrators, as well as to establish its own product distribution channel to the end customer. The Company intends to assist its strategic customers in developing new applications for such products as personal identification systems, medical imaging devices, machine control systems, automotive applications and videophones.

     The Company designs and manufactures its own patented motorized video camera system. As a result, unlike competitive motorized camera systems, which require multiple parts to achieve the same functions, the Company has been able to integrate all motorized camera functions into one small device. As a result, the Company believes that it will be able to supply the market with the lowest cost, most highly integrated and motorized pan/tilt video camera available. The Company feels that its products will offer competitive advantages that will allow its customers to design security and monitoring systems that are lower in cost, smaller in size, lighter in weight, consume less power, and are more reliable and more easily integrated with other security systems currently available.

     The Company intends to increase market acceptance of its products by continuing to offer products that are low-cost and simple to operate without costly technical staff or substantial capital investment. The Company also intends to continue to promote third-party development of software applications for its products through partnership programs with independent software developers. The Company expects to actively seek to encourage VARs, OEMs and Internet hosting and application service providers ("ASPs") to add value to the Company's products by modifying its products to meet specific customer needs. Finally, the Company intends to continue to develop and release products that meet specific customer needs at relatively low prices that are customized in design to perform their tasks.

Offices of the Company

The Company's offices are located:

Korean Corporate Office:     Buchon Technopark, 103-608, Samjung-dong,
                             Ojung-gu, Buchon City, Kyonggi-do,
                             Republic of Korea
                             (Zip Code: 421-150)
                             Tel No.: 82-32-2342000
                             Fax No.: 82-32-2342020
                             Korean Office Space: 5,359.71 square feet

Korean Factory:              (Same address as Korean Corporate Office)
                             Tel No. and Fax No.: (Same as for Korean
                             Corporate Office)

                             Factory space: 7,965.04 square feet

     The Company is the owner of both premises.

     United States Corporate Office: the Company anticipates that it will open an representative office in the State of California in the first quarter of 2001.

Employees of the Company

     As of February 1, 2001, the Company had 19 employees. From time to time, the Company uses the services of independent contractors and consultants to support product research and development, marketing, sales and business development. Currently the Company does not utilize the services of any part-time or full-time consultants.

     The Company will need to hire approximately 3 new employees for its United States operations and 48 new employees in Korea when it commences full scale production of its current products. It is anticipated that the training period for the new employees will take approximately one week.

Assembly, Installation and Maintenance

     The Company's products will be assembled from purchased components at its facility in Buchon City, Kyonggi-do, Korea. The Company estimate that the time required for product delivery will average approximately five
(5) weeks from the date a purchase order is received.

     Most of the components which comprise the Company's products are readily available from outside suppliers. Other components have been designed by the Company and/or are custom manufactured to its specifications. The Company will test and inspect incoming parts and components. While certain components to be used in the manufacturing of the Company's products will be supplied by a single vendor to obtain volume economies secondary sources are readily available in the event of delays in shipment.

Products of the Company

SmileCAM

     The SmileCAM is a small, low cost, computer controlled, motorized pan/tilt video camera with advanced image processing for personal computers, Internet appliances, and remote security systems.

Key features of SmileCAM:

-     automatic motion tracking;
- camera control (both local and remote) over Internet by the customer just clicking the mouse on his computer;
-     provides clear high quality digital video;
-     high speed pan/tilt function (90 degrees per second);
- with free, bundled SmileNET software, a purchaser can enjoy video conferencing, video chatting, and video surveillance anywhere in the world with an Internet hookup.

SmileCAM Specifications:

-     Video Signal:          NTSC/PAL
-     Image Sensor:          Color CCD 1/3" format
-     Effective Pixel:       NTSC 290K / PAL 320K
-     Pan:                   +180E, 90E/sec
-     Tilt:                  +60E, 90E/sec
-     Weight:                250g
-     Size (W x D x H):      110mm x 109mm x 110mm
-     Input Power:           9V DC, 500mA

SmileNET

     SmileNET is a bundled, free software that comes with the SmileCAM package. The customer can enjoy vivid video conferencing and chatting with SmileCAM and SmileNET by connecting to Personal Computers or by a Personal Computer server to Personal Computer connection. Both local and remote cameras can be controlled by clicking the video screen or by keyboard arrows during conferencing or chatting. By choosing the advanced biometric auto-tracking icon, SmileCAM will automatically centre the customer and his partner's face on the video screen. Other software the Company provides in the SmileCAM package such as SmileCAM controller and smilecontrol.ocx, allows software developers to take advantage of the advanced features of SmileCAM in their own applications.

New Products of the Company

     The Company continually makes enhancements and improvements to its products and is in the process of developing new products for the market place. With software currently completed the Company is finalizing the hardware development of the AiroCAM camera.

AiroCAM

     The AiroCAM is a camera with high speed, pan/tilt/zoom functions which incorporates the Company's face and iris recognition software module. It is expected that this product will have applications in the various biometric security markets, including access control, intelligent surveillance systems, criminal justice, visual inspection, and fraud prevention. While the Company anticipates finalizing the hardware for the AiroCAM by the third quarter of 2001 there can be no assurances that the Company will meet that timetable nor that the AiroCAM will ever be brought to market.

Proprietary Technology

     The Company has three registered and four service marks pending, eighteen registered and 5 trade names pending at the Korea Industrial Property Office. The Company believes that Korean intellectual property laws and regulations afford owners of intellectual property protections similar to those enjoyed by owners of intellectual property in the United States. Korean intellectual property laws were amended at the end of 1995 to harmonize them with the Trade-Related Aspects of Intellectual
Property Rights Agreement. In addition the Company has filed trade mark applications in the United States, China, Taiwan, Japan, Germany and England.

     The Company relies on a combination of patent and trade secrets to establish and protect proprietary rights in its products. In order to protect and support current and future development of the its products the Company has made the following patent applications:

Application No.          Date          Applied Country     Title of Invention
                                                           /Trademark

10-1999-0019229          99/05/27     Korea              USB HUB
                                                         Apparatus of Camera

10-1999-0022940          99/06/18     USA, England,      Method Apparatus of
                                      Germany, Japan,    Controlling Pan/Tilt
                                      China, Taiwan      Camera

10-1999-0027688          99/07/09     Korea               Method & Apparatus of
                                                          Sun-Tracking by Image
                                                          Recognition

10-1999-0027690          99/07/09     USA, England,      Pan/Tilt Camera
                                      German, Japan,
                                      China, Taiwan

10-1999-0032134          99/08/05     Korea               Method of Controlling
                                                          Pan/Tilt Camera

10-1999-0035698          99/08/26     Korea             Method & Apparatus of
                                                          Access Control by
                                                          Biometric

10-1999-0039323          99/09/14     Korea               Apparatus & Control-
                                                          Method of Video Game

10-1999-0021715          99/06/11     USA, England,       Method & Apparatus of
                                      Germany, Japan,     Face-Photographing
                                      China, Taiwan       /Recognizing by an
                                                          Equipment of
                                                          Automatic Skin Colour
                                                          & its Movement -
                                                          Tracing

10/1999-0045407          99/10/19     USA, England,       Method and Apparatus
                                      Germany, Japan,     for Photographing
                                      China, Taiwan       /Recognizing

     The Company believes that the ownership of patents will be a significant factor in its business. However the success of the Company will depend primarily on the innovative skills, technical competence and marketing abilities of its personal. In addition, there can be no assurances that the Company's current and future patent applications will be granted, or if granted, that the claims covered by the patents will not be reduced from those included in the Company's original application.

     Claims by third parties that the Company's current or future products infringe upon their intellectual property rights may have a material adverse effect on the Company. Intellectual property litigation is complex, expensive and the outcome is difficult to predict. Any future litigation, regardless of outcome, may result in substantial expense to the Company and significant diversion of the Company's management and technical personal

Markets

Industry Background

The following table indicates the Company's target markets for the SmileCAM and the AiroCAM if and when development is completed:

Product                 Target Market             Product Strengths

SmileCAM-USB            -Personal Computer        -high speed pan/tilt
control
                         Cameras for:              via Internet
                        -video communication      -high performance at
                        -video surveillance        relatively low cost


SmileCAM-CCD            -security equipment       -high speed pan/tilt
control
                         market:                   via Internet
                        -CCTV (closed caption     -high performance at
                         television)               relatively low cost
                        -CCD Camera (charged-     -high resolution at low
                         coupled device)           price
                        -network camera
                        -video surveillance
                         equipment


AiroCAM                 -Biometric equipment      -face and iris recognition
                         for security market:      software with high
                        -access control            recognition rate
                        -one-to-one, or one-to-   -high speed pan /tilt /zoom
                         many searches             camera mechtronics
                        -criminal justice         -competitive price
                        -identity authentication

Personal Computer Camera Market

     According to Cahners In-Stat Group ("In-Stat"), a market research company, in 1998 the size of the world Personal Computer ("PC") Camera market was 1.3 million units. In-Stat estimates that in 1999 it grew to
2.35 million units, and will reach 17 million units by the year 2003. According to a forecast report by Info Trends Research Group, the North American market for PC cameras is expected to reach 38 million units by 2003, growing at an average annual rate of 110%.

     The market distribution of the PC Camera is similar to most other information products. The United States has maintained the leading position in the PC Camera market and, in 1998, represented nearly 60% of the market. The European and Japanese markets only began to show clear growth in 1999. By 2002, In-Stat predicts that as the other parts of the world catch up, the United States will represent less than 50% of the world market for PC Cameras. The Company intends to sell its products world-wide to take advantage of the expanding market outside of the United
States.

Video Surveillance Market

     According to the Freedonia Group the closed caption television
("CCTV") industry has been used as a tool for non-security purposes such as training, traffic control and production monitoring in the past two years. In 1980, CCTV appealed primarily to banks and large retailers and generated US$117 million dollars in sales. By 1990, the market had more than doubled to US$282 million, prices were lower, and colour was being introduced. By 2000,new products such as digital signal processing cameras, direct-to-disk digital recorders, and digital transmission equipment were being introduced, and "camera on a chip" ("CMOS chips") emerged as a major competitor to CCD cameras (charged-coupled device).

     According to Frost & Sullivan's recent United States Physical
Security Equipment Market Report, the compound annual growth rate for electronic access controls at 11.4% is the highest average of the products in the perimeter, interior and electronic access control product segments.

     With 10-year (1995 - 2005) revenue studies of the related product segments, security products such as CCTV cameras and monitors, dual technology sensors, microwave sensors, magnetic sensors, magnetic contacts and glass break sensors are defined as "interior" security products. This segment ranks second in compound annual growth rate at 11.1%.

Biometric Market

     Biometrics is the use of unique physiological traits or behaviours to distinquish one person from another. The industry began with forensic applications which used fingerprints for law enforcement and government security applications. Today, biometrics is a US$500 million industry (Yankee Group, 1995 Study) and a US$1 billion market, if one includes sales of related computer systems (Benjamin Miller, Editor, Personal Identification News). The biometrics industry can be divided into the following major types: face recognition, hand geometry, iris/retina scanning, voice print, signature recognition and fingerprint scanning.
The Company has focussed its efforts on developing face recognition software and camera solutions applicable to facial recognition technology. In
2000, the Company acquired the exclusive right to use an iris recognition algorithm software program from Eyecheck Corp., a Korean company. The Company plans to embed this software in the AiroCAM product and will pay a licensing fee of approximately $20 per unit sold.

Marketing Strategy

Customers

     The Company anticipates that its direct customers will include regional and national security systems companies, VARs, OEMs and Internet ASPs in the United States. The Company's indirect customers will initially be composed of small to medium-sized organizations. With respect to both the direct and indirect sales, the Company predicts that customers will buy its products for a single location, department or division, and then, based upon the initial success of the product, later expand their use of the Company's products into other parts of the organization.

Sales and Marketing

     The Company intends to sell its products through direct sales by a small direct sales force augmented with established sales representatives, and channel partners including distributors, resellers and system integrators. The Company's direct sales efforts will focus on regional and national security systems companies, VARs, OEMs and Internet ASPs in the United States. The Company also intends to pursue sales to the growing number of security systems companies, VARs, OEMs and Internet
ASPs outside the United States.

Direct Sales

     The primary function of the Company's direct sales force will be to generate demand for the products that are fulfilled either directly by the Company or through distribution channel partners. The Company will encourage its direct sales staff to work with security systems companies, VARs, OEMs and Internet ASPs customers regardless of whether the customer ultimately purchases the product directly from the Company or through one of its distribution channel partners. The Company's direct sales force will use a team approach, which will enable it to achieve better control of the sales process and respond more rapidly to customer needs. The Company's direct sales force for North America will be distributed throughout the United States.

     The Company plans on opening sales offices in Europe and Asia once established in the Americas.

Channel Partners

     If and when the Company's market matures, the Company intends to develop a multi-tier sales channel that is comprised of distributors, resellers and system integrators. The Company believes that as the market matures, sales through channel partners will represent the increasing percentage of the sales.

     In addition to delivering its products to small security systems companies, VARs, OEMs and Internet ASPs and small to medium-sized organizations, the Company feels that using distributors will enable it to more effectively pursue a number of vertical markets. Vertical markets and applications such as branch offices of large organizations, government, education and Internet-based direct resellers will be targets of the Company's channel partners.

Original Equipment Manufacturer Relationships

     The Company intends to aggressively pursue Original Equipment Manufacturer ("OEM") relationships. As part of these relationships, the Company will design and manufacture products that are customized to meet the end users' needs and which are branded and sold under that company's label. The Company plans to expand the selling efforts through OEM relationships and is currently evaluating opportunities in this area.

Marketing Programs

     When fiances are available the Company intends to support its sales organization and distribution channels to devote significant resources to the building and launching of a series of marketing campaigns. These marketing efforts will include a number of programs, such as seminars, industry trade shows, mailings to resellers, analyst and press tours, print and online advertising, and other public relations activities. The Company believes these marketing programs will increase awareness of the Company's brand.

Customer Support

     The Company believes that high quality customer service and support is critical to the successful marketing of its products. The Company intends to develop a comprehensive service and support organization to manage customer accounts. The Company anticipates it will provide support for its products and services primarily from its United States location, but the Company also plans to establish additional service and support sites internationally to meet customer needs.

     The Company's products are designed to be deployed quickly and effectively by its customers with minimal technical support. The
Company intends to offer various levels of service and support programs to meet pre and post-scale technical requirements. The Company intends to offer extended warranties, advanced product replacement, trouble shooting assistance by telephone and electronic mail and other support and services. The Company will vary the price of services accordingly to the level of support selected by the customer. The Company will also offer a variety of services specifically tailored for security systems companies, VARs, OEMs, and Internet ASPs and resellers that provide immediate access to the latest support information, white papers and answers to frequently asked questions.

Competition

     Each of the identified markets in which the Company intends to sell its products are fragmented and highly competitive with relatively low barriers to entry. Many of the Company's competitors have greater financial, marketing, distribution and technical resources than the Company. The Company believes that the ease of use, the uniqueness of the products and the potential patented technology are posittive factors that enhance itscompetitive position. The success of the Company will be dependant onits ability to compete with these competitors on both a quality and cost-effective basis and there is no assurance that the Company will be successful in that competition.

Competition in Facial and Iris Biometric fields

The following table indicates the Company's major competitors in the facial and iris biometric fields:

Vendor     Product           Technology                Current
           Availability                                Implementations


BioID      BioID             Eigenface/neural          -limited IT security
(USA)      Client/Server     network: images            rollouts in SE Asia
                             complied into             -software bundled with
                             single reference           PC cameras
                             face

eTrue      TrueFace for      Neural network            -distributed in
(formerly  Web, Network,                                facial- recognition
Miros)     PC, NT,                                      ATM's
(USA)      Database                                    -airport baggage
                                                        identification
                                                       -component of NT-based
                                                        software suites

Viisage    Viisage Gallery   Eigenfaces-               -driver's license
(USA)      (including C++                               applications
           DLL)                                        -many gaming
                                                        surveillance
                                                        applications


Visionics  FaceIt DB         local feature             -surveillance
(USA)      evalFaceIt NT,    analysis                   applications
driver's   C++ SDK                                     -license applications
           Identification                               component of NT-based
           and Verification                             software suites
           SDK


Iridian+   Iriscan           Proprietary                Licensing its core
(USA)      recognition       technology                 technology to many
           technology                                   companies



SINTEC     ADTRAAS S/W       Feature analysis          -surveillance &
(Korea)    & AiroCAM as      and vector                 searching camera
           a system          algorithm, Face            system with
                             tracking                   facial-scan software
                                                       -Multi-biometric
                                                        solution of face and
                                                        iris recognition with
                                                        interacting
                                                        camera system

- a technology developed by Messrs Sirovich and Kirby from Massachusetts Institute of Technology.

     While the industries in which the Company competes are intensely competitive and the Company competes with and will continue to compete with companies having much greater financial and technical resources it is not aware of any other company that has integrated biometric software with hardware technology such as the Company's patented tilt/zoom/tracking or the plug and play features sound in the Company's cameras.

Competitors in Pan/Tilt cameras

     The pan/tilt part of the camera industry in which the Company competes is intensely competitive with many competitors having greater financial and technical resources than the Company. The following table shows several products available from competing companies:


Vendor          Product Name     End-user price      Key Features
                                 in
                                 United States

Surveyor        TransitRCM       $320                -Closed-loop servo
Corporation     (Robotic         (mount only)         control for fast
(USA)           Camera                                and accurate camera
                Mounts)                               positioning
                                                     -Similar mechanism to
                                                      the SmileCAM-CCD in
                                                      mechanism
                                                     -May be used with
                                                      other PC cameras


SONY            EVI-G20,21       $1,200~1,400        -Compact video camera
(Japan)                                               with pan/tilt, zoom
                                                     -High speed direct
                                                      drive pan/tilt mechanisim


SONY            EVI-D30,31       $900~1,200          -High speed pan/tilt
(Japan)                                              -x 12 optical zoom,
                                                      auto-focus
                                                     -Auto tracking, motion
                                                      detector


Cannon          VC-C3,4          $1,045 -1,495       -High speed pan/tilt
(Japan)                                               and zoom
                                                     -Motion detecting


SINTEC          SmileCAM         $295                -High speed pan/tilt
(Korea)         - CCD & USB                          -Auto motion tracking


     The Company designs and manufactures its own patented motorized video camera system. As a result, unlike competitive motorized camera systems, which require multiple parts to achieve the same functions, the Company has been able to integrate all motorized camera functions into one small device. The Company believes this means that it will be able to offer the lowest cost, most highly integrated and motorized pan/tilt video camera available. The Company believes its products will offer competitive advantages that will allow its customers to design security and monitoring systems that are lower in cost, smaller in size, lighter in weight, consume less power, and are more reliable and more easily integrated with other security systems currently available. An additional positive factor is the ability toa access and control the Company's camera products over the Internet. The Company believes that the price of its products coupled with their unique features will allow it to compete against much larger and better financed competitors.

(c)   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS

     The Company was incorporated in Korea on March 7, 1996. From
1996 to 1998, the Company was engaged in the management information systems and enterprise resource planning industries. In late 1996 the Company started developing cost efficient Internet enabled media devices with advanced image recognition and biometric software for personal computers and communications devices, security systems and consumer electronic applications.

Results of Operations

     The Company spent $153,269 on research and development in the year ended December 1999 as compared to $38,433 for the year ended December 31, 1998. This increase was due to the efforts expended by the Company to develop commercial products ready for the market. During the same period advertising increased from $12,202 to $43,029. Total selling, general and administrative expenses increased from $375, 697 in the year ended December 31, 1998 to $504,828 for the year ended
December 31, 1999 due mainly to increases in research and development, advertising costs and commissions. The Company's loans to the President of the Company increased from $520,283 in the year ended December 31, 1998 to $575,496 in the year ended December 31, 1999. Working capital increased for the period from $24,618 to $378,347. During the year ended December 31, 1999 the Company had an accumulated deficit of $616,653.

     The operating results for the Company for the period ending
December 31, 1999 showed a net operating loss of $417,372 as compared to a loss of $75,856 in 1998.This increase in net loss of approximately $341,516 was due primarily to the expenditure of funds for administrative, research and development and general expenses together with decrease in net sales from 1998 of $715,948 to $116,055 in 1999.
This decrease in sales was a result of the Company discontinuing its prior business and commencing its current business. The Company is not currently realizing any significant revenue from operations but expects sales in 2001 to increase as the SmileCAM was completed in 2000 and is now ready for commercial production.

     For the 9 months ending September 30, 2000 the Company's research and development expenses increased to $199,661 due to continuing efforts of the Company to develop its products. Furthermore, commissions and advertising expenses increased to $99,031 and $61,557 respectively. The loan to the President of the Company was repaid in full and the Company borrowed $140,870 from the President. Employees salaries increased to $59,624; commissions and advertising expenses increased to $99,031 and $61,557 respectively.

Liquidity and Capital Resources

     Since inception, the Company's capital resources have been limited. The Company's capital resources have mainly been derived from cash flows generated from the sale of the Company's common stock. As at December 31, 1998 the Company had working capital of approximately $24,618. In August 1999 the Company raised $180,600 by way of the sale of 17,720 pre forward split shares of the Company. In November and December 1999 it raised an additional $312,576 and $314,521 respectively by way of the sale of a total of 101,080 pre Forward Split shares of the Company. In December 2000 the Company raised an additional $625,000 through the sale of common stock of the Company

     Since the Company does not currently have sufficient revenue to finance its operations, the Company must continue to rely upon equity and debt financing. The Company expects to increase the number of its employees in Korea by 48 employees in order for it to commence full scale production of the SmileCAM. The Company also intends to open a representative office in the United States early in 2001 and expects to hire 3 employees to man that office. The Company anticipates that it will continue with its ongoing research and development in order to complete the development of the AiroCAM and to develop other products. The
Company will have to raise additional funds in order to accomplish the forgoing. There can be no assurances that financing, whether debt or equity, will always be available to the Company in the amount required any particular time or for any particular period, or if available, that it can be obtained on terms satisfactory to the Company. The Company has no arrangements with its officers, directors or affiliates to provide liquidity to the Company.

Nine Months Ending September 30, 2000

     Cash flow from operations did not satisfy all of the Company's operational requirements and cash commitments. At the end of its fiscal year ending December 31, 1999 the Company had working capital of $378,347. In the month of December, 2000 the Company raised
$625,000 through the sale of common stock.

Fiscal Years ending December 31, 1999 and 1998

     Cash flow from operations did not satisfy all of the Company's operational requirements and cash commitments. At the end of its fiscal year ending December 31, 1998 the Company had working capital of $24,618. During 1999 the Company raised on three separate occasions, by way of the sale of its common stock a total of $ 807,697. At the end of the fiscal year ending December 31, 1999 the Company had working capital of $378,347

Subsequent Events

     Subsequent to September 30, 2000 the Company completed a private placement of 28,000 common shares for total proceeds of $625,000.

Plan of Operation

     The Company's plan of operation for the year ending December 31, 2001 anticipates the commencement of full production of the SmileCAM in February 2001 and accordingly an increase in employees in Korea to 67 employees. Furthermore the Company intends to open a representative office in California and will hire 3 employees to man this office.

     The Company will require additional cash in order to address the going concern problem discussed in the Company's financial statements.
The Company will also require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses, (ii) commence full scale production of the SmileCAM, continued research and development and (iii) further implementation of those business strategies. In order to implement its plans for 2001 the Company intends to raise approximately $3,000,000 in a direct private placement offering pursuant to the terms of Regulation S. It is anticipated that such offering will be self-underwritten. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the Company's cash requirements needed to implement the Company's business strategies. The Company's inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the Company's results of operations and financial condition, and could severely threaten the Company's ability to operate as a going concern.

     Sales are budgeted to increase from the start of the year as the SmileCAM goes into full production and new products come on stream. Recent orders from Europe for the SmileCAM underpin this forecast.

     It is expected that overhead expenses will continue to rise as the Company puts its existing products into commercial production and as new products are developed. General investment in product development is budgeted to continue at its current rate pending agreement on specific product investments which will be treated as projects external to the current budget.

     The budgeted increase in gross profit arising from an increase in volume indicates that the Company should be profitable on a month to month basis form the end of the fiscal year.

Forward Looking Statements

     The Company's forecast of the period of time through which the Company's financial resources will be adequate to support the Company's operations is a forward-looking statement that involves risks and uncertainties. Actual results could vary as a result of a number of factors. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objections, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates", or "does not anticipates", "plans", "estimates", or "intends" or stating that certain actions, events or results "may", "could", "would", "might", or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included among other places in the Form 8K, in the sections entitled "Management's
Discussion and Analysis", "Plan of Operation", "Business", and "Risks Factors". Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove to have been correct.

     The Company anticipates that it will need to raise additional capital within the next 12 months in order to continue as a going concern. Such additional capital may be raised through additional public or private financings, as well as through loans and other resources. The issuance of equity or equity-related securities to raise additional capital could result in dilution of the Company's stockholders. There can be no assurance that additional funding will be available on favourable terms, if at all. If adequate funds are not available within the next 12 months, the Company may be required to curtail its operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of the Company's assets that it would not otherwise relinquish.

(d)     RISK FACTORS

     For ease of reference the Company has divided the Risk Factors into two (2) distinct categories: Risk Factors associated with the Company and it's Business and Country Risks.


RISK FACTORS ASSOCIATED WITH THE COMPANY AND ITS BUSINESS

     The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks. In particular, the Company is a Korean Company and is governed by a legal and regulatory environment which in some respects may differ from that which prevails in other countries.

     The Company's limited operating history makes the evaluation of the Company's current business and the forecasting of the Company's future results difficult

     The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. The Company has no record of commercial production, earnings or sales. The Company, therefore, must be considered promotional and in its early formative and development stage. There is no assurance that the Company's products will achieve acceptance in the marketplace on commercially acceptable terms.

The Company's lack of cash flow and additional funding requirements

     The Company has no significant source of operating cash flow. The Company has limited financial resources. To the extent that additional funds are required, the Company will seek to obtain such funds through equity and/or debt offerings. There is no assurance that if additional funding were needed, that it would be available to the Company on terms and conditions acceptable to it. Failure to obtain such additional funding could result in delay or indefinite postponement of some or all of the Company's products to the market place or the ability to supply sufficient product to the market place on a continual and profitable basis.

Future growth predictions may be inaccurate

     The Company's limited operating history makes the prediction of future results difficult or impossible. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. If revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

The Company anticipates that losses may continue

     The Company anticipates incurring losses for the foreseeable future. The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's services and products. The
Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

Competition from larger companies

     The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns. The
Company is aware of this possibility and hopes to establish itself as an industry leader early on. Time is of the essence and the Company's financing and marketing programs are essential to minimize this risk.

Need to upgrade products and develop new technologies

     Continued participation by the Company in its market may require the investment of the Company's resources in upgrading of its products and technology for the Company to compete and to meet regulatory and statutory standards. There can be no assurance that such resources will be available to the Company or that the pace of product and technology development established by management will be appropriate to the competitive requirements of the marketplace.

     The Company's success will depend to a substantial degree on its ability to develop and introduce in a timely manner new products and enhancements that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation as well as the anticipation of technology and market trends. The Company has experienced delays in completing the development and introduction of new products on several occasions in the past, some of which exceeded six months.

     The Company currently depends on a limited number of foreign suppliers to manufacture certain key components and these manufactures may not be able to satisfy its requirements that could cause the Company's potential revenues to decline

     The Company currently buys certain key components, including optical lenses, motors, and certain other integrated circuits, from a limited number of suppliers. The Company anticipates that these suppliers will manufacture these key components in sufficient amounts to
meet its production requirements.   If these suppliers fail to satisfy the
Company's requirements on a timely basis and at competitive prices, the Company could suffer manufacturing delays, a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

     The Company's business model and acceptance of the Company's products is unproven in the developing market in which the Company operates

     The Company's business model is unproven. No assurance can be given that the Company's business model will be successful or that it can sustain revenue growth or be profitable. The market for the Company's products is new, rapidly developing and characterized by an increasing number of market entrants. As is typical of any new and rapidly evolving market, demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Moreover, because this market is new and rapidly evolving, it is difficult to predict its future growth rate, if any, and its ultimate size. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve or sustain market acceptance, then the Company's business, results of operations and financial condition would be materially and adversely affected.

     There can be no assurance that the Company will be able to identify, develop, manufacture, market, sell, or support new products and enhancements successfully, that new products or enhancements will achieve market acceptance, or that the Company will be able to respond effectively to technology changes, emerging industry standards or product announcements by competitors.

     New product announcements by the Company could cause its customers to defer purchases of existing products or cause distributors to request price protection credits or stock rotations.

     The Company's ability to attract additional financing as needed may affect its future success

     The Company will require additional financings as it expects negative operating cash flow for the foreseeable future until income from its operations has grown to cover the cost of their support and development. Such financing, if obtained by the Company, may result in the issuance of additional securities and may not be available on terms favourable to it.

     The Company expects that it will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on product development, marketing and infrastructure. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund its marketing and distribution of its products, respond to competitive pressures or acquire complementary products, businesses or technologies. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the Company's current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company's common stockholders.

     The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants which would restrict the Company's operations. There can be no assurance that additional financing, if and when needed, will be available on terms favourable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on the Company's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

     Future acquisitions of other business entities by the Company would entail numerous risks and uncertainties that could have an adverse affect on its operations and financial condition

     As part of the Company's business strategy, it expects to review acquisition prospects that would complement its existing business, augment the distribution of its products or enhance its technological capabilities. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect the Company's business, results of operations and financial condition.

     Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management's attention from other business concerns, the risks of entering geographic and business markets in which the Company has no or limited prior experience, and the potential loss of key employees of acquired organizations.

     No assurance can be given as to the Company's ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and the Company's failure to do so could have a material adverse effect on its business, results of operations and financial condition.

     Any significant deterioration in the general economic conditions would have an adverse effect on the Company's business, result of operations, or financial condition

     The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability. Any significant deterioration in general economic conditions that adversely affects these companies could also have a material adverse effect on the Company's business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

     The Company is authorized to issue up to 50,000,000 shares of common stock. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

Sales and Distribution

     The Company has yet to establish a significant distribution and support network. Failure on the part of the Company to put into place an experienced and effective marketing infrastructure in a timely manner could act to delay or negate the realization of anticipated revenues.


Market Acceptance

     The viability of the Company is dependent upon market acceptance of its current and future products. There is no assurance that these products will attain a level of market acceptance that will allow for continuation and growth of the Company's business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

Adequate Labour and Dependence Upon Key personnel; No Employment
Agreements

     The Company will depend upon recruiting and maintaining qualified personnel to staff its operations. The Company believes that such personnel are currently available at reasonable salaries and wages. There can be no assurance, however, that such personnel will always be available in the future. The continuing development of the Company's products has been almost entirely dependent on the skills of management and certain key employees of the Company. The Company currently has no employment agreements. Loss of the services of any of this management team aor key employees could have a material adverse effect upon the Company.

The Company's financing requirements may increase in order to obtain additional manufacturing capacity in the future

     To obtain additional manufacturing capacity, the Company may be required to make deposits, equipment purchases, loans, joint ventures, equity investments or technology licenses in or with other companies. These transactions could commit of substantial amounts of the Company's capital and technology licenses in return for production capacity. The Company may be required to seek additional debt or equity financing if the Company needs substantial capital in order to secure this capacity and the Company cannot be assured that it will be able to obtain such financing.

     If the Company's suppliers discontinue the products needed to meet the Company's demands, or fail to upgrade the technologies needed to manufacture the Company's products, the Company may face production delays and lower the Company's anticipated revenues

     The Company's requirements may represent a small portion of the total production of the suppliers that manufacture the components used in the Company's products. As a result, the Company is subject to the risk that a supplier may cease production on an older or lower-volume manufacturing process that it uses to produce the Company's parts. Each of these events could increase the Company's costs and harm the Company's ability to deliver its products on time.

The Company's growth depends on its ability to commercialize products

     It is anticipated that a significant amount of the Company's revenue will come from the SmileCAM product line initially, which is central to the Company's growth strategy. This line of products encounters competition and is price sensitive. While the Company is currently developing new products in this product line, the Company cannot be assured that these products will reach the market on time, will satisfactorily address customer needs, will be sold in high volume, or will be sold at profitable margins.

The Company may have limited ability to reduce expenses quickly in response to any revenue shortfall

     The Company anticipates that its operating expenses will be relatively fixed, and the Company therefore has limited flexibility to reduce expenses quickly in response to any revenue shortfalls. Consequently, the Company's operating results will be harmed if the Company's revenues do not meet its revenue projections. The Company may experience revenue shortfalls for the following reasons:

- significant pricing pressures that occur due to competition, over supply, or other reasons;
- sudden shortages of raw materials or fabrication, test or assembly capacity constraints that lead the Company's suppliers to allocate available supplies or capacity to other customers which, in turn, harm the Company's ability to meet its sales obligations; and
- the reduction, rescheduling or cancellation of customer orders.

The Company's markets are subject to rapid technological change and, therefore, its success depends upon the Company's ability to develop and introduce new products

The markets for the Company's products are characterized by:
- rapidly changing technologies;
- evolving and competing industry standards;
- changing customer needs;
- frequent new product introductions and enhancements;
- increased integration with other functions; and
- rapid product obsolescence.

     To develop new products for its target markets, the Company must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand its technical and design expertise. In addition, the Company must have its products incorporated into its customers' future products and maintain close working relationships with key customers in order to develop new products that meet their changing needs.

     The Company cannot be assured that it will be able to identify new product opportunities successfully, develop and bring to market new products or respond effectively to new technological changes or product announcements by its competitors. In addition, the Company may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. The pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm the Company's anticipated operating results.

     The Company's ability to compete successfully will depend, in part, on its ability to protect its intellectual property rights, which the Company may not be able to protect

     The Company relies on a combination of patent, trade secrets, and copyright, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Policing unauthorized use of the Company's products is difficult, especially in foreign countries. Litigation may continue to be necessary in the future to enforce the Company's intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm the Company's business, operating results and financial condition regardless of the outcome of the litigation.

     The Company has acquired ownership or exclusive license to a number of patents or patent applications related to its products.
However, the Company cannot be assured that any pending patent application will be granted, or that all such patents can provide adequate protection for its intellectual property. The Company's operating results could be seriously harmed by the failure to protect its intellectual property.

     If the Company is accused of infringing the intellectual property rights of other parties, it may become subject to time-consuming and costly litigation. If the Company loses, it could suffer a significant impact on its business and it may be forced to pay damages

     Third parties may assert that the Company's products infringe their proprietary rights, or may assert claims for indemnification resulting from infringement claims against it. Any such claims may cause the Company to delay or cancel shipment of its products or pay damages that could seriously harm its business, financial condition and results of operations. In addition, irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs in defending against such claims.

The Company's litigation may be expensive, protracted, and confidential information may be compromised

     Whether or not the Company is successful in any litigation, the Company expects the litigation to consume substantial amounts of its financial and managerial resources. Further, because of the substantial amount of discovery required in connection with this type of litigation, there is a risk that some of the Company's confidential information could be compromised by disclosure.

The Company's business may suffer due to risks associated with international sales and operations

     The Company anticipates that export products will account for most of its revenues. International business activities are subject to a number of risks, which could impose unexpected costs on the Company that would have anadverse effect on its operating results. These risks include:

- difficulties in complying with regulatory requirements and standards;
- tariffs and other trade barriers;
- costs and risks of localizing products for foreign countries;
- reliance on third parties to distribute the Company's products;
- longer accounts receivable payment cycles;
- potentially adverse tax consequences;
- limits on repatriation of earnings; and
- burdens of complying with a wide variety of foreign laws.

The Company anticipates that it will have to depend on manufacturers' representatives and distributors to generate substantial amounts of its revenues

     The Company anticipates that it will have to rely on manufacturers' representatives and distributors to sell its products, and these entities could discontinue selling its products at any time.

     The loss of any significant agent could seriously harm the Company's operating results.

The Company's success may be affected by unusual growth of certain new products

     There may be new products introduced in the future which meet unusually high global demands. If the new products' customer base overlaps a substantial portion of the Company's products' customer base, or that the new products use the same key component as the Company's products, the demand for the Company's products or the supply of their key component may be reduced, which may seriously harm the Company's operations.

Potential fluctuations in the Company's operating results and quarterly fluctuations may adversely affect the Company's trading price

     The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on the Company's business, results of operations, and financial condition.

Its officers, directors and entities affiliated with them control the Company

     Management of the Company owns a large proportion of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

     The value and transferability of the Company's shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and future share issuances.
There is a limited market for the Company's common stock in the United States:

     No assurance can be given that a market for the Company's common stock will be quoted on the NASDAQ or the NASDAQ Over-the-
Counter Bulletin Board ("NASDAQ-BB").

     The sale or transfer of the Company's common stock by shareholders in the United States may be subject to the so-called "penny stock rules".

     Under Rule 15g-9 of the 1934 Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;

(b) prior to the transaction the broker or dealer has (i) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the 1934 Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation
System.

     It is likely that shares of the Company's common stock, assuming a market were to develop in the United States. therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the United States. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the United States in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

Conflicts of Interest of certain directors and officers of the Company

     From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa.
Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. If such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

Forward Looking Statements

     This Form 8K includes "forward-looking statements" within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act.
A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Shares Eligible for Future Sales

     There has been no market for the Company's shares, and there can be no assurance that a significant market will develop or be sustained. Future sales of substantial amounts of the Company's shares (including shares issued upon exercise of outstanding options and warrants) in the public market could adversely affect market prices prevailing from time to time and could impair the Company's ability to raise capital through sales of the Company's equity securities.

COUNTRY RISKS

There are unique economic and political risks associated with investing in companies from Korea:

Since early 1997, a number of development shave adversely affected the Korean economy. Some of Korea's recent financial and economic difficulties have included:

- exchange rate fluctuations;
- interest rate fluctuations;
- reduced credit from foreign banks;
- reduced liquidity in the economy;
- volatile stock prices; and
- higher unemployment.

     A 47.5% depreciation in the value of the Won relative to the Dollar during the second half of 1997 led to sharply higher domestic interest rates. Domestic interest rates in Korea, however, declined significantly in the fourth quarter of 1998 and are currently below interest rates which prevailed in Korea before late 1997. If interest rates rise in the future, the debt service costs of Korean borrowers (including the Company) would increase, which may have an adverse effect on the Company's ability, if necessary, to borrow funds.

Based on preliminary statements prepared by the Bank of Korea, Korea's gross domestic product contracted by 5.8% in 1998. In 1999, however, Korea's gross domestic product grew by 9.9%. The
Government has recently taken a number of steps in response to recent economic developments, including the following:

- negotiation with the International Monetary Fund of a financial aid package involving loans in an aggregate amount of approximately US$58 billion;
- negotiation of an agreement with a substantial number of international creditors of Korean financial institutions to extend the maturities of an aggregate of approximately
  US$21.8 billion of Korean financial institutions' short-term foreign currency obligations owed to those international creditors by exchanging the obligations for longer-term floating rate loans guaranteed by the Government;
- the Government's issuance of Dollar-denominated bonds in the aggregate principal amount of US$4 billion in April 1998; and
- the announcement and implementation of a number of important economic, financial sector, labour and other reforms.

While the Government's reforms of the Korean economy may alleviate its current economic difficulties and improve the economy over time, in the short-term, implementation of the reform measures may:

- slow economic growth;
- cause a budget deficit because of a decrease in tax revenues and an increase in Government expenditures;
- increase the rate of inflation;
- increase the number of bankruptcies of Korean companies; and
- increase unemployment.

     In addition, the continuing weakness of the Japanese economy and recent volatility of the Japanese Yen against the Dollar increase the uncertainty of economic stability in Asia in general and may hinder Korea's ability to recover quickly from its own economic difficulties. Future adverse developments in Southeast Asia, Japan and elsewhere in the world could worsen Korea's economic difficulties.

     Other developments that could occur in Korea include social and labour unrest resulting from economic difficulties and higher unemployment, a substantial increase in the Government's expenditures for unemployment compensation and other costs for social programs. Korea may need to increase reliance on exports to service of foreign currency debts, which could friction with Korea's trading partners. In addition, the economies of neighbouring countries, including Japan, China and Russia, could deteriorate further. Any such developments would hurt Korea's plans for economic recovery.

     Finally, relations between South Korea and North Korea have been tense over most of Korea's history. The level of tension between the two Koreas has fluctuated and may increase or change abruptly as a result of current or future events. The occurrence of such events could have a material adverse effect on the Company's operations and the price of its shares.

Ownership of shares may be subject to certain restrictions under Korean law

     Prior to acquiring 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law of Korea to submit a report to a Korean bank. Failure to comply with this reporting requirement may result in the imposition of criminal sanctions. Subsequent sales of their investment by these investors also require a prior report to the bank.

The Company may not be able to convert and remit dividends in Dollars if the Government imposes certain emergency measures

     The Company does not intend to pay dividends on its shares in the foreseeable future. However, if it declares cash dividends, such dividends will be declared in Won. In order for the Company to pay dividends outside Korea, the dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. Fluctuations in the exchange rate between the Won and the Dollar will affect, among other things, the amount a holder of shares of the Company will receive as dividends. Under Korean law, if the Government deems that certain emergency circumstances including, but not limited to, sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or for the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities, including the Company's shares. The Company cannot give any assurance that it can secure such prior approval from the Ministry of Finance and Economy for payment of dividends to foreign investors in the future when the Government deems that there are emergency circumstances in the Korean financial market.

The Company's ability to raise money in equity offerings may be constrained by the need to register those offerings with the SEC

     The Commercial Code of Korea and the Company's Articles of Incorporation require the Company, with certain exceptions, to offer shareholders the right to subscribe for new shares in proportion to their existing ownership percentage whenever new shares are issued. The Company cannot exclude United States holders of shares from these offers, and must thus register those offers with the SEC. If the Company cannot, or chooses not to register these offerings, the Company will be unable to consummate them, which will restrict the range of capital raising options available to the Company.

Exchange rate fluctuations may adversely affect the Company's results of operations

     In the second half of 1997, the value of the Won relative to the Dollar depreciated at an accelerated rate. The noon buying rate as of December 31, 1997 was Won 1.695.0 to US$1.00 compared to Won 890.0 to US$1.00 on June 30, 1997. This represented depreciation in the value of the Won relative to the Dollar of approximately 47.5%. As a result of such sharp depreciation, the Government was forced to effectively suspend its efforts to support the value of the Won, and on December 16, 1997, the Government allowed the Won to float freely. The depreciation of the Won relative to the Dollar increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency denominated debt. Since then, however, the Won, while it has fluctuated, has generally appreciated relative to the Dollar and other major foreign currencies. On February 1, 2001, the noon buying rate was Won 1,287.1 to US$1.00.

Korean Foreign Controls and Securities Regulations.

General

     The Foreign Exchange Transaction Law of Korea and the
Presidential Decree and regulations established thereunder (collectively the "Foreign Exchange Transaction Laws") regulate investment in Korean securities by non-residents and issuance of securities outside Korea by Korean companies. Under the Foreign Exchange Transaction
Laws, non-residents may invest in Korean securities only to the extent specifically allowed by such laws or otherwise permitted by the Ministry of Finance and Economy. The Financial Supervisory Commission also has adopted, pursuant to the delegated authority under the Securities and Exchange Law of Korea, regulations that restrict investment by foreigners in Korean securities and regulate issuance of securities outside Korea by Korean companies.

     Under the Foreign Exchange Transaction Laws, if the Government deems that certain emergency circumstances are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or fore the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities. Such emergency circumstances include sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets.

Government Reporting Requirements

     In order for the Company to issue its shares outside of Korea, the Company is required to file a prior report of such issuance with the Ministry of Finance and Economy. No further approval from the Government is necessary to issuance the Company's shares.

     Prior to acquiring 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy. Sale of these shares will also require a prior report to the bank.

Dividend to be declared in Won

     The Company does not intend to pay dividends on its shares for the foreseeable future. However, if the Company declares cash dividends, they will be declared in Won. In order for the Company to pay dividends outside Korea, the dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. The Company will convert dividend amounts in foreign currency and remit them to shareholders abroad. No governmental approval is required for foreign investors to receive dividends. However, in order for the Company to convert the Won amount in foreign currency and to remit such amount abroad, relevant documents must be submitted to the foreign exchange bank to verify (i) that the amount being paid conforms to the amount required to be paid and (ii) whether all necessary legal procedures have been completed.

Korean Taxation

     The following is a summary of the principal Korean tax consequences to owners of the Company's shares that are non-resident individuals or non-Korean corporations without a permanent establishment in Korea to which the relevant income is attributable ("non-resident holders"). The statements regarding Korean tax laws set forth below are based on the laws in force and as interpreted by the Korean taxation authorities as of the date hereof. This summary is not exhaustive of all possible tax consideration which may apply to a particular investor and prospective investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the Company's shares, including specifically the tax consequences under Korean law, the laws of the jurisdiction of which they are resident, and any tax treaty between Korea and their country of residence, by consulting their own tax advisors.

Taxation of Dividends

     For the purposes of Korean taxation of distributions of profits either in cash or shares made on the Company's shares, a non-resident holder will be treated as the owner of the Company's shares. Dividends paid (whether in cash or in shares) to a non-resident holder are generally subject to withholding tax at a rate of 27.5% or such lower rate as is applicable under a treaty between Korean and such non-resident holder's country of tax residence. Such tax is required to be deducted from such dividends and only the net amount is paid to the non-resident holder of the Company's shares.

     Under the United States - Korea Tax Treaty, the maximum rate of withholding on dividends paid to United States residents eligible for treaty benefits is 15% (10% if the recipient of the dividends is a United States corporation and owned at least 10% of the outstanding shares of voting stock of the relevant Korean company during any part of its taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year {if any} and certain other conditions are satisfied) which does not include withholding of local tax. In addition, a local surtax will be included in the withholding, therefore the maximum rate of withholding is generally 16.5%.

     Distribution of free shares representing a transfer of certain capital reserves or asset revaluation reserves into paid-in capital may be treated as dividends subject to Korean tax. However, stock splits, if any, will not be treated as dividends.

Taxation of Capital Gains

     A non-resident holder will be subject to Korean taxation on capital gains realized on a sale of the Company's shares ules the non-resident holder is eligible for the benefits of an applicable tax treaty exempting such capital gain tax. In addition, the capital gains realized form the transfer of shares listed on certain foreign stock exchanges (including the Nasdaq National Market), insofar as the transfer is complete through such stock exchanges, are exempted form Korean Income taxation by virtue of the Tax Exemption and Limitation Law.

     Under the United States - Korea Tax Treaty, capital gains realized by holders that are residents of the United States eligible for treaty benefits will not be subject to Korean taxation upon the disposition of the Company's shares, with certain exceptions.

     In the absence of any applicable treaty, a non-resident share holder will generally be subject to Korean taxation on capital gains realized on a sale of the Company's shares at a rate equalof the lesser of 27.5% of the gains or 11% of the gross sales proceeds.

Application of the United States  - Korea Tax Treaty

     Under the United States - Korea Tax Treaty, a resident of the
United States means (i) a United States corporation, and (ii) any other person (except a corporation or entity treated under United States law as a corporation) resident in the United States for purposes of its tax, but in the case of a person acting as partner or fiduciary only to the extent that the income derived by such person is subject to United States tax as the income of a resident.

     Further, the reduced Korean withholding tax rate on dividends and capital gains under the United States -Korea Tax Treaty would not be available if the dividends or capital gains derived by residents of the United States if the Company's shares are effectively connected with the United States residents' permanent establishment in Korea or, in the case of capital gains derived by an individual, (i) such United States resident maintains a fixed base in Korea for a period aggregating 183 days or more during the taxable year and the Company's shares are effectively connected with such fixed base, or (ii) such United States resident is present in Korea for 183 days or more during the taxable year.

Securities Transaction Tax

     Under the Securities Transaction Tax Law of Korea, securities transaction tax to be imposed at the rate of 0.5% (this rate may be reduced to 0.3%, including other surtax, if traded through the Korea
Stock Exchange or KOSDAQ) will not be imposed on the trading of shares through a foreign stock exchange on which the shares are listed. Although there has been no established precedent on the point of whether the NASDAQ or the NASDAQ-BB will be included in the definition of "foreign stock exchange" for the purposes of the Securities Transaction
Tax Law of Korea, it is likely that the securities transaction tax will not be imposed on the trading through NASDAQ. It is unclear whether the tax will be imposed on the NASDAQ-BB. Securities transaction tax will not be applied if the sale is executed between non-residents without permanent establishments in Korea and the non-resident holder (together with the Company's shares held by an entity which has a certain special relationship with such non-resident) did not own 10% or more of the total issued and outstanding shares at any time during the five years before the year within which the transfer occurs and the non-resident holder did not sell their shares through a securities broker in Korea.

Inheritance Tax and Gift Tax

     Under Korean inheritance and gift tax laws, shares issued by Korean corporations are deemed located in Korea irrespective of where they are physically located or by whom they are owned. Therefore, Korean inheritance tax and gift tax are imposed with respect to the Company's shares. The taxes are imposed currently at the rate of 10% to 45%, if the value of the relevant property is above a certain limit and vary according to the identity of the parties involved. At present, Korea has not entered into any tax treaty with respect to inheritance or gift tax.


Withholding of Taxes

     Under Korean tax law, holders of the Company's shares in the
United States will generally be subject to Korean withholding taxes on the capital gains and dividend payments by the Company in respect of those shares, unless exempted by a relevant tax treaty or the Tax
Exemption and Limitation Law.  Failure to withhold Korean taxes may result in the imposition of the withholding tax itself and 10% penalty tax, and, if prosecuted, a criminal penalty of an imprisonment of up to one year and/or a fine up to the taxable amount, on the relevant withholding agent. The Company, as payer of dividends, will act as withholding agent for the collection of Korean tax on such dividend payment. The capital gains realized from the transfer of shares listed and traded on the Nasdaq National Market are exempt from Korean income taxation by
virtue of the Tax Exemption and Limitation Law.   It is unknown at this
time whether the law will apply to Companies whose shares trade on the NASDAQ-BB or Small Cap.

     Korean tax law provides that, in case of transfer of Korean shares, the Korean securities broker-dealer brokering such transfer, or if there is no such securities broker-dealer, the purchaser is required to withhold the relevant Korean capital gains taxes.

     Because no Korean securities broker-dealer will be acting as withholding agent for capital gains resulting from a transfer of the Company's shares through NASDAQ-BB, purchasers will be required to collect and pay taxes on those capital gains unless they can demonstrate that the sellers are residents of countries having a tax treaty with Korea exempting those capital gains from taxation. Purchasers of the Company's shares through NASDAQ-BB will not be able to identify the country of residence of the previous owner of the purchased shares and will therefore be liable for the payment of Korean taxes on the capital gains, if any, resulting from their transactions. There is currently no practical means for Korean tax authorities or purchasers of the Company's shares to determine the amount of capital gains, if any, resulting from purchases of the Company's shares through NASDAQ-BB.

United States Federal Income Taxation

     The following is a general discussion of the material United States federal income tax consequences of purchasing, owning, and disposing the Company's shares for a holder that is a United States Holder (as defined below) and holds the shares as capital assets for United States federal income tax purposes. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account United States Holders subject to special rules including:

        -      dealers in securities or currencies;
        -      financial institutions;
        -      tax-exempt entities;
        -      banks;
        -      life insurance companies;
        - traders in securities that elect to mark-to-market their securities;
        - persons that hold shares as part of a straddle or a hedging, or conversion transaction;
        -      persons liable for the alternative minimum tax;
        - persons that actually or constructively owns 10% or more of the Company's voting stock; or
        - persons whose "functional currency" is not the United States dollar.

     This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, final, temporary, and proposed Treasury regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

A holder is a "United States Holder" if that holder is:

        -      a citizen or resident of the United States;
        - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;
        - an estate the income of which is subject to United States federal income taxation regardless of its source; or
        -      a trust.

This discussion addresses only United States federal income taxation.

Distributions on Shares

     The Holder must include in his gross income as ordinary dividend income the gross amount of any distribution (including amounts withheld to pay Korean withholding taxes) the Company makes on the shares out of its current or accumulated earnings and profits (as determined under United States federal income tax principles) when the distribution is actually or constructively received by the holder. Distributions that exceed the Company's current and accumulated earnings and profits will be treated as a return of capital to the holder to the extent of holder's tax basis in the shares and thereafter as capital gain. Dividends will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from United States corporations.

     If the Company makes a distribution paid in Won, the holder will be considered to receive the United States dollar value of the distribution determined at the spot Won/United States dollar rate on the date the distribution is received by the holder, regardless of whether the holder converts the distribution into U. S. dollars. Generally, any fluctuations during the period from the date the dividend distribution is includible in the holder's income to the date the holder converts the distribution into United States dollars will be treated as United States source ordinary income or loss for foreign tax credit purposes.

     Subject to certain limitations, the Korean tax withheld from distributions will be deductible or creditable against the holder's United States federal income tax liability. For foreign tax credit limitation purposes, the dividend will be foreign source income, but generally will be treated separately, together with other items of "passive income" or, in the case of some United States financial service providers, "financial services income." The rules governing the foreign tax credit are complex.

Sale, Exchange or Other Disposition

     If a holder sells, exchanges or otherwise disposes of his shares, a holder will recognize capital gain or loss equal to the difference between the United States dollar value of the amount that a holder realizes and his tax basis, determined in United States dollars, in his shares. The gain or loss generally will be United States source gain or loss for foreign tax credit purposes. Capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 20% where the property is held more than one year. The holder's ability to deduct capital losses is subject to limitations.

     If a holder is paid in a currency other than United States dollars, any gain or loss resulting from currency exchange fluctuations during the period from the date of the payment resulting from the sale, exchange or other disposition, to the date the payment is converted into United States dollars generally will be treated as United States source ordinary income or loss for foreign tax credit purposes.

(e)     DESCRIPTION OF PROPERTY

The Company currently has the following offices:

Korean Corporate Office:     Buchon Technopark, 103-608, Samjung-
                             dong, Ojung-gu, Buchon City, Kyonggi-do,
                             Republic of Korea
                             (Zip Code: 421-150)
                             Tel No.: 82-32-2342000
                             Fax No.: 82-32-2342020
                             Korean Office Space: 5,359.71 square feet

Korean Factory:              (Same address as Korean Corporate Office)
                             Tel No. and Fax No.: (Same as for Korean
                             Corporate Office)

                             Factory space: 7,965.04 square feet

The Company is the owner of both premises.

The Company anticipates that it will open a United States


(f)     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL
        PERSONS AND KEY EMPLOYEES.

The following persons are the directors, executive officers.
directors, promoters, control persons and key employees of the Company:



Name and Age          Term of Office           Office(s)


Woon Yong Kim (49)     7/03/89 - Present       President, Director
                                               and CEO

Soo Yong Kim (40)     20/03/00 - Present       Director, Secretary
                                               and Treasurer

Jun Hyun Kim (28)      1/02/98 - Present       Director

Youngro Kim (34)       7/03/96 - Present       Director, Head of
                                               R&D


Woon Yong Kim, Director, President and CEO:

     Woon Yong Kim has been, for more than 20 years, engaged in software development, working in the field of construction design and architecture for Dae Rim Construction & Engineering Co. Ltd. and other Korean companies including Doowon, Daeho Industry, Booster Boiler, Dong Nam Enterprises, Sam Duk Engineering, and Dong Yang Plaza.

Soo Yong Kim, Director, Secretary and Treasurer:

     Soo Yong Kim joined the Company in May 2000 to assist in the restructuring of the Company's financial status. He previously worked for Hyundia Group (1988 - 1990) in the Planning and Adjustment Department. From 1990 to 1992, Mr. Kim worked as a corporate analyst for Hyundai Securities Co., Ltd. From 1992 to May 2000, he was in charge of business development for Korea Computer Incorporated.

Youngro Kim, Director/Head of Research and Development:

     Youngro Kim joined the Company in April 1996. He is currently head of the Company's Research and Development programs. From 1990 to 1996, Mr. Kim taught computer science at the Korea Information Administration Education Centre. He graduated from the Ho Nam University in 1989 and obtained an Acquired Information Administration teaching license in 1995.

Jun Hyun Kim, Director/Senior Researcher:

     Jun Hyun Kim joined the Company in 1998 as a Senior Researcher. In February 1992, he graduated from Dong Kuk University, majoring in Electronic Computation. In March 1992, he obtained an Acquired Information Administration teaching license (level 2). From January 1994 to September 1997, Mr.Kim was an instructor at the Min Young Computer School in Seoul, Korea.

David B. Kim. Marketing Manager for United States Operations

     David Kim joined the Company on January 1, 2001 as the Marketing
Manager for the Company's United States operations. He graduated from the University of Southern California in 1995 majoring in Business Administration. From July 1994 to July 1995 he worked in the marketing department of Searchagift.com. From 1995 to 2000, he worked at Hyundai Marine Corp as sales and marketing supervisor. In 2000 he joined USJOBER.Com, a business-to-business internet business company as Manager of Production.

(g)     SUMMARY AND COMPENSATION TABLE ANNUAL
        COMPENSATION


Name and Principal    Year    Salary    Bonus       Other         All Other
Position                                 ($)        Annual
Compensation
                                                    Compensation
                                                      ($)


Woon Yong Kim         1998    $21,800    nil         nil            (1)
Director, President,  1999    $25,900    nil         nil            (1)
CEO                   2000    $27,000   $9,400       nil            (1)


Soo Yong Kim          1998     nil       nil         nil            nil
Director              1999     nil       nil         nil            nil
                      2000    $24,200    nil         nil            (2)


Jun Hyun Kim          1998    $8,000     nil         nil            nil
Director              1999    $11,300    nil         nil            nil
                      2000    $15,400   $2,900       nil            (2)


Youngro Kim           1998    $10,500    nil         nil            nil
Director              1999    $10,400    nil         nil            nil
                      2000    $15,400   $2,900       nil            (2)


(1) received interest free loans in varying amounts. For particulars of interest free loans see MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(2) received interest free housing loans. For particulars of interest free loans see CERTAIN RELATIONSHIP AND RELATED
TRANSACTIONS

Compensation of Directors

     Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts

     The Company has not entered into any employment contracts, but anticipates entering into employment contracts with certain management and other key personnel.

Stock Option Plans

     Under the Company's Articles of Incorporation, the Company may grant options for the purchase of its shares to certain qualified officers and employees. Set forth below are the details of the Company's stock option plan as currently contained in its Articles of Incorporation (the "Stock Option Plan").

     In order to qualify for participation in the Stock Option Plan, officers and employees must have the ability to contribute to, the establishment, development or technological innovation of the Company. Notwithstanding the foregoing, the following criteria shall not be eligible to receive options under the Stock Option Plan; (i) the Company's largest shareholder and its specially related parties, as defined in the Securities and Exchange Act of Korea (the "Securities Act of Korea"),
(ii) major shareholders andtheir specially related parties, as defined in the Securities Act of Korea, and (iii) any shareholder who would become a major shareholder upon exercise of stock options granted under the Stock
Option Plan. Under the Securities Act of Korea a major shareholder is defined as a shareholder who (i) holds 10% or more of shares issued and outstanding or (ii) has actual control over major management decisions.

     The specific terms and conditions of stock options granted under the Stock Option Plan shall be approved at a duly convened shareholders' meeting. Under the Company's Articles of Incorporation, stock options shall be offered through (i) issuance of new shares, or (ii) payment in cash or treasury stock held by the Company of the difference between the market price of its shares and the option exercise price.

     The maximum aggregate number of the Company's shares available for iissuanceunder the Stock Option Plan shall not exceed 15% of the total number of its shares outstanding. The stock options may not be granted to all officers and employees at the same time. Any single officer or employee may not be granted stock options for the shares exceeding 10% of the shares issued and outstanding.

     Stock options granted under the Stock Option Plan will have a minimum exercise price equal to the arithmetic mean of (i) the weighted average of the daily market share prices for the two-month period prior to the date on which the stock options are granted, (ii) the weighted average of the daily market share prices for the one-month period prior to such date and (iii) the weighted average of the daily market share prices for the one-week period prior to such date. When new shares are issued upon the exercise of the stock options, the option exercise price shall not be less than the par value of the Company's shares.

     Stock options granted under the Stock Option Plan may be exercised after the third anniversary date of the shareholders' meeting at which the grant of stock options under the Stock Option Plan is approved but prior to the seventh anniversary date thereof, unless otherwise revoked by the board of directors. The board of directors may revoke stock options granted under the Stock Option Plan if (i) a beneficiary resigns prior to the exercise of the stock options, (ii) the beneficiary causes significant loss to the Company by his or her negligence or willful misconduct, or (iii) an event of termination specified in the Stock Option Plan occur.

     Shares purchased upon the exercise of stock options granted under the Stock Option Plan will not, at the time of their issuance, be registered with the Securities and Exchange Commission but may be salable in the public market in the United States in accordance with Rule 144 under the Securities Act and applicable Korean laws and regulations.

     It is contemplated that the Company will at the it's next annual general meeting of its shareholders scheduled for early spring 2001 seek approval to replace its existing Articles of Incorporation with a new form which will, among other things, amend the terms by which the Company may grant Stock Options. If the new form of Articles of Incorporation
(the "New Articles of Incorporation") are adopted by the Company then the following material changes will occur with respect to the Company's Stock Option Plan:

- persons entitled to receive stock options will been expanded to included researchers, faculty members of a university, practising lawyers, certified public accountants who possess technological or managerial capabilities and Universities and Research Institutes;

- the number of stock options granted at any one time cannot exceed 50% of the total issued and outstanding shares of the Company;

- stock option holders shall be entitled to exercise their stock options after having served in the Company for two (2) years; and

- the exercise price per share upon exercise of stock options shall not be less than the greater of the market price of shares valued as of the date of the grant of the stock options or the par value of the shares concerned.

The Company has not issued any stock options to date, but anticipates issuing stock options to certain management and other key personnel of the Company.

(h)     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1998 and 1999 the President of the Company borrowed a total of $575,496 from the Company. This loan was paid back in full in 2000. As of September 30, 2000 the Company was indebted to the President in the amount of $140,817.

     In 2000 the Company advanced under a short term loan the total sum of $175,000 to 8 employees of the Company which funds were used by the employees as down payments for the purchase of homes. The term of the loan is three years and is interest free. Youngro Kim a director of the Company received $27,322 of the loan. Soo Young Kim a director of the Company received $35,128 of the loan. Jun Hyun Kim a director of the Company received $23,310 of the loan.

     There is no known relationship between any of the Directors and Officers of the Company with major clients or any provider of essential products and technology.

     If conflicts do arise the Company will attempt to resolve any such conflicts of interest in favour of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires those officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

(i)     LEGAL PROCEEDINGS

There are no legal actions pending against the Company nor are any such legal actions contemplated.

(j)     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     With the completion of the Merger, the Company is applying for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside NASDAQ. There can be no assurance that the Company will be approved for participation on the OTC Bulletin Board.

(k)     RECENT SALES OF UNREGISTERED SECURITIES


The following table discloses all sales of securities of the Company during the preceding three years:


Date Securities           Number and Class of           Consideration
Received
Sold                      Securities                    by Company

August 27, 1999           17,720 common shares(1)         $180,600

September 1, 1999         26,564 common shares(1)         (2)

November 10, 1999         29,760 common shares(1)        $312,576

November 15, 1999         44,636 common shares(1)         (2)

December 24, 1999         83,381 common shares(1)         $314.521

March 18, 2000            11,700 common shares(1)         $523,341

June 14, 2000             13,050 common shares(1)         $585,423

December 23, 2000         28,000 common shares(1)         $645,000

(1) pre Forward Split (before forward split of the Company's shares of 1 to 25).
(2) pursuant to the Conversion the additional paid-in capital of the Company was converted to shares of the Company and the resulting shares were issued pro rata to all of the shareholders of the Company.

     The Company sold on December 23, 2000 28,000 pre forward split shares to Burton Mason Venture Capital LLC of Virginia, United States in a private placement. All of the other securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

(l)     DESCRIPTION OF SECURITIES OF THE COMPANY

     The Company is authorized to issue 50,000,000 shares of common stock, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issued shares of preferred stock. As of February 1, 2001, there were 11,652,487 shares of the Company's stock issued and outstanding.

     The shares of common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments.
The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of the Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends

     Dividends are distributed to shareholders in proportion to the number of shares of capital stock owned by each shareholder following approval by the shareholders at a general meeting of shareholders. Under the Commercial Code and the Company's Articles of Incorporation, the Company will pay, to the extent declared, full annual dividends on newly issued shares.

     The Company may declare dividends annually ("annual dividends") at the annual general meeting of shareholders which is held within three months after the end of the fiscal year. Shortly after the annual general meeting, the annual dividend is paid to the shareholders of record as of the end of the preceding fiscal year. Annual dividends may be distributed either in cash or in shares provided that shares must be distributed at par value and dividends in shares may not exceed one-half of the annual dividend.

     Under the Commercial Code and the Company's Articles of
Incorporation, the Company does have an obligation to pay any annual dividend unclaimed for five years from the payment date.

     The Commercial Code provides that a company shall not pay an annual dividend unless it has set aside in its legal reserve an amount equal to at least one-tenth of the cash portion of such annual dividend or has a legal reserve of not less than one-half of its stated capital. The Commercial Code also provides that a company may pay an annual dividend out of the excess of its net assets over the sum of (i) its stated capital, (ii) the aggregate amount of its capital surplus reserve and legal reserve which have been accumulated up to the end of the relevant dividend period, and (iii) the legal reserve to be set aside in respect of such annual dividend. Such reserves are not available for payment of cash dividends but may be transferred to capital stock or used to reduce an accumulated deficit through a shareholder action.

Distribution of Free Shares

     In addition to dividends in the form of shares to be paid out of retained or current earnings, the Commercial Code permits a company to distribute to is shareholders an amount transferred form the capital surplus or legal reserve to stated capital in the form of free shares. Such distribution must be made pro rata.

Preemptive Rights and Issuance of Additional Shares

     The authorized but unissued shares may be issued at such times and, unless otherwise provided in the Commercial Code, upon such terms as the board of directors of a company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Articles of Incorporation, new share that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders.

     Under the Commercial Code, a company may vary, without shareholder approval, the terms of such preemptive rights for different classes of shares. Public notice of the preemptive rights to new shares and the transferability thereof must be given not less than two weeks (excluding the period during which the shareholders' register is closed) prior to the record date. The Company will notify the shareholders who are entitled to subscribe for newly issued shares of the deadline for subscription at least two weeks prior to such deadline. If a shareholder fails to subscribe on or before such deadline, such shareholder's preemptive rights will lapse. The board of directors may determine how to distribute shares in respect of which preemptive rights have not been exercised or where fractions of shares occur.

     If the Company adopts the New Articles of Incorporation newly issued shares can be issued pursuant to a resolution of the board of directors of the Company to persons other than existing shareholders of the Company under the following cases(i) the Company offers new shares or allows underwriters to underwrite new shares in accordance with
Article 2 and Article 8 of the Securities Exchange Act of Korea;(ii) the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act of Korea; (iii) the Company issues new shares through exercises of stock options in accordance with Article 16-3 of the Venture Company Promotion Special Measures Act of Korea; (iv) the Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;(v) the Company issues new shares for foreign direct investments in accordance with the Foreign Investment Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;(vi) the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship for the purpose of technology transfer; or (vii) the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

General Meeting of Shareholders

     Under the Commercial Code, the ordinary general meeting of shareholders is held within three months after the end of each fiscal year and, subject to board resolution or court approval, an extraordinary general meeting of shareholders may be held as necessary or at the request of holders of an aggregate of 3% or more of the outstanding shares of a company or at the request of a company's statutory auditor or audit committee. Under the Commercial Code, written notices setting forth the date, place and agenda of the meeting must be given to shareholders at least two weeks prior to the date of the general meeting of shareholders. Currently, the Company uses The Korean Economic
Daily for the purpose of providing public notices. Shareholders not on the shareholders' register as of the record date are not entitled to receive notice of the annual general meeting of shareholders or attend or vote at such meeting. The agenda of the general meeting of shareholders is determined at the meeting of the board of directors. In addition, shareholders holding an aggregate of 3% or more of the outstanding shares may propose an agenda for the general meeting of shareholders.
Such proposal should be made in writing at least six weeks prior to the meeting. The board of directors may decline such proposal if it is in violation of the relevant laws and regulations of the Company's Articles of Incorporation.

     The general meeting of shareholders is held at the Company's headquarters or, if necessary, may be held anywhere in the vicinity of the Company's headquarters.

Voting Rights

     Holders of the Company's shares are entitled to one vote for each share, except that voting rights with respect to shares held by the Company and shares held by a corporate shareholder, more than one-tenth of whose outstanding capital stock is directly or indirectly owned by the Company, may not be exercised. Cumulative voting is precluded in the Company's Articles of Incorporation.

     Under the Commercial Code, for the purpose of electing the Company's statutory auditors, a shareholder holding more than 3% of the total shares may not exercise voting rights with respect to such shares in excess of such 3% limit.

     The Commercial Code also provides that in order to amend the Company's Articles of Incorporation (which is required for any change to the Company's authorized share capital) and for certain other instances, including removal of any of the Company's director and statutory auditor, dissolution, merger or consolidation, transfer of the whole or a significant part of the Company's business, acquisition of all of the business of any other company or issuance of new shares at a price lower than their par value, an approval from holders of at least two-thirds of those shares present or represented at such meeting is required, provided that such super-majority also represents at least one-third of the total issued and outstanding shares.

     A shareholder may exercise his voting by proxy given to any person. The proxy must present a document evidencing the power of attorney prior to the start of the general meeting of shareholders.

Registration of Shareholders and Record Date

     Pacific Corporate Trust Company of Vancouver BC Canada
("Pacific Corporate") will be the Company's sole transfer agent.
Pacific Corporate will maintain the register of the Company's shareholders and register of transfers of registered shares traded.

     For the purpose of determining the holders of the Company's shares entitled to annual dividends, the register of shareholders is closed for a period following December 31 and ending on the close of the ordinary general shareholders' meeting for such fiscal year. The record date for annual dividends is December 31. Further, the Commercial Code and the Company's Articles of Incorporation permit the Company, upon at least two weeks' public notice, to set a record date and/or close the register of shareholders entitled to certain rights pertaining to the Company's shares. The trading of the Company's shares and the delivery of certificates in respect thereof may continue while the register of shareholders is closed.

Annual and Periodic Reports

     At least one week prior to the annual general meeting of shareholders, the Company's annual report and audited non-consolidated financial statements must be made available for inspection at the Company's principal office and at all branch offices. Copies of annual reports, the audited non-consolidated financial statements and any resolutions adopted at the general meeting of shareholders will be available to the Company's shareholders. In addition, the Company will dispatch the copies of its financials and statements and business report to its shareholders at least two weeks prior to the date of the annual general meeting of shareholders, and the Company will make available the copies of its semi-annual or quarterly repots submitted to the SEC or NASDAQ to the Company's shareholders within two weeks from the submission of such report to the SEC or NASDAQ.

Transfer of Shares

     Under the Commercial Code, the transfer of shares is effected by delivery of share certificates but, in order to assert shareholders' rights against the Company, the transferee must have his name and address registered on the register of shareholders. For this purpose, shareholders are required to file their name, address and seal or specimen signature with the Company. Under the regulations of the Financial Supervisory Commission of Korea, non-resident shareholders may appoint a standing proxy and may not allow any person other than such standing proxy to exercise rights regarding the acquired shares or perform any task related thereto on his behalf, subject to certain exceptions. Under current
Korean regulations, securities companies and banks in Korea (including licensed branches of non-Korean securities companies and banks), investment management companies in Korea, internationally recognized foreign custodians and the Korean Securities Depository are authorized to act as agents and provide related services.

Acquisition by the Company of Shares

     The Company generally may not acquire its own shares except in certain limited circumstances, including, without limitation, a reduction in capital. Under the Commercial Code, except in case of a reduction in capital, any of the Company's own shares acquired by it must be sold or otherwise transferred to a third party within a reasonable time.

Liquidation Rights

     In the event of a liquidation of the Company remaining after payment of all debts, liquidation expenses and taxes will be distributed among shareholders in proportion to the number of the Company's shares held.

Inspection of Books and Records

     Under the Commercial Code, any individual shareholder or shareholders having at least 3% of all outstanding shares (irrespective of voting or non-voting shares) of a Korean corporation may inspect books and records of the corporation.

(m)     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Currently, the Company does not have a provision in either the Company's Articles of Incorporation limiting the liability of the Company's officers and directors. The Company may in the future and with shareholders' consent, amend its Articles of Incorporation to limit the liability of the Company's officers and directors. In such a case, the Company's officers and directors will not be liable to the Company for monetary damages occurring because of a breach of their fiduciary duty as officers and directors in certain circumstances. Such limitation will not affect liability for any breach of an officer or director's duty to the Company or the Company's shareholders (i) with respect to approval by the officer or director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Company or the Company's shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitutes an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or the Company's shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or the Company's shareholders, or (iii) based on transactions between the Company and the Company's officers and director or another corporation with interrelated officers or directors or on improper distributions, loans or guaranties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE
COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING
PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED
TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE
COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE
COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE
SECURITIES AND EXCHANGE COMMISSION THAT SUCH
INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN
THE SECURITIES ACT OF 1933 AND IS, THEREFORE,
UNENFORCEABLE.

(n)     FINANCIAL STATEMENTS

Copies of the financial statements specified in Regulation 228.310 (Item 310) are filed with this Form 8K (see Item 7 below).

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S ACCOUNTANT.

     Not applicable.

ITEM 5.     OTHER EVENTS.

     Successor Issuer Election

     Upon the effectiveness of the Merger on February 1, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the SEC, the Company became the successor issuer to Captex for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective February 1, 2001.

Foreign Private Issuer

     As a foreign private issuer the Company will be exempt from the rules under the United States Securities Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the said
Act. Furthermore as a foreign private issuer the Company will not furnish its shareholders or the SEC with the same information as a fully domestic reporting issuer including semi-annual or quarterly reports.

     The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S. GAAP.

ITEM 6.     RESIGNATION OF DIRECTORS AND EXECUTIVE
            OFFICERS.

     The officers and directors of Captex, John Mackay and Roderick Saunders, resigned such offices as a result of the merger with the Company. The officers and directors of the Company will continue as the officers and directors of the successor issuer.

ITEM 7.     FINANCIAL STATEMENTS.

(a)     Index to Financial Statements.

Audited Financial Statements of the Company:
Auditors Report dated December 23, 2000                              F-1
Balance Sheet as at December 31, 1999 and December 31, 1998          F-2
Statement of Operations for the periods January 1, 1999 to
December 31, 1999 and January 1, 1998 to December 31, 1998           F-3
Statement of Stockholders' Deficit as at December 31, 1999
and December 31, 1998                                                F-4
Statement of Cash Flows for the periods January 1, 1999 to
December 31, 1999 and January 1, 1998 to December 31, 1998           F-5
Notes to Financial Statements as of December 31, 1999
and December 31, 1998                                   F-6 through F-15

Unaudited (Auditor Reviewed) Financial Statements:
Independent Accountant's Report dated December 23, 2000             F-16
Balance Sheet as at September 30, 2000                              F-17
Statement of Operations for 9th Month ended September 30, 2000      F-18
Statement to Stockholders' Deficit as at September 30, 2000         F-19
Statement of Cash Flows for the periods January 1, 2000 to
September 30, 2000                                                 F-20
Notes to Financial Statements as at
September 31, 2000                                  F-21 through to F-28

(b)     Index to Exhibits.

Copies of the following documents are filed with this Form 8K as exhibits:

Exhibits                                                          Page

1.  Corporate Charter and Articles of Incorporation               E-1
2.  Articles of Incorporation (English translation only)          E-2-E-11
3.  Proposed new Articles of Incorporation                        E-12-E-16
4.  Merger Agreement between the Company and Captex Capital, Inc. E-17-E-24

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SINTEC, CO. LTD.
                                                    -------------------
                                                    (Registrant)


Dated: February 12th, 2001          By:     //s// "Woon Yong Kim" //s//
                                   -------------------------------
                                           Woon Yong Kim
                                           Chief Executive Officer

                               SINTEC Co., Ltd.

                            FINANCIAL STATEMENTS

                  For the Years ended December 31, 1999 and 1998

                                  with

                      REPORT OF INDEPENDENT AUDITORS
















                       Shinhan Accounting Corporation

F-1
                       SHINHAN ACCOUNTING CORPORATION


AUDITORS' REPORT TO THE DITECTORS OF:
SINTEC Co., Ltd.
(A Korean development stage company)

We have audited the accompanying balance sheets of SINTEC Co., Ltd.("the Company") as of December 31, 1999 and 1998, and the related statements of income, accumulated deficits and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The operations of the Company, and those of other companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still uncertainties in the region that may affect future operations. The financial statements do not include any adjustments that might result from those uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SINTEC Co., Ltd. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/SHINHAN ACCOUNTING CORPORATION/s/

Certified Public Accountant
Republic of Korea
December 23, 2000


Il-Heung bldg. Suite #8
126-1 ChungMu-Ro 4Ka, Chung-Ku
Seoul, Korea

                              SINTEC Co., Ltd.
                              BALANCE SHEET
                        As of December 31, 1999 and 1998
                           (in US Dollars)
                                                       Amounts
                                           ------------------------------
Assets                                             1999        1998
---------------------------------          --------------  --------------
  Current assets:
  Cash and cash equivalents (Notes 2(e), 8)      104,452      11,292
  Account receivable (Note 2(d))                   8,651       6,241
  Other receivable                               575,496     520,283
  Advance payments                                82,708      12,469
  Prepaid expenses                                     -       1,620
  Other current assets                            11,857           -
                                               ---------     -------
    Total current assets                         783,164     551,905


Property, plant and equipment (Note 2(f))
  Machinery and equipment                        175,615      58,433
  Tools and and transportation equipment          29,713      33,669
  Furniture and fixtures                          88,394      66,312
  Less : accumulated depreciation                202,857     131,733
                                               ---------     -------
    Total Property, plant and equipment,net       90,865     126,681


Other non-current assets :
  Long-term bank deposits                         26,137      24,665
  Guarantee deposits                               3,085      15,308
  Intangibles (Note 2(g))                         50,433      40,997
                                                --------     -------
    Total other non-current assets                79,655      80,970
                                                --------     -------
Total assets                                     953,684     759,556
                                                ========     =======

                           (Continued)
                          See accompanying notes
                           Sintec Co. Ltd.
                         Balance Sheet (Cont'd)
                     As of December 31, 1999 and 1998

                          (Continued)
                        Sintec Co. Ltd.


                                                      Amounts
                                           ------------------------------
Liabilities and Stockholders' Equity              1999        1998
---------------------------------          --------------  --------------
  Current liabilities:
  Trade payable                                        -     145,532
  Other accounts payable                           7,623       8,392
  Withholdings                                     9,069      23,794
  Short-term borrowings (Notes 4, 8)             388,125     349,569
                                             -- --------    --------
    Total current liabilities                    404,817     527,287
Long-term borrowings (Notes 5, 8)                268,840     320,864

Commitments

Stockholders' equity :
  Common stock - W5,000  par value, 20,000,000 shares
  authorized (200,000) in 1998), 212,061 shares issued
  and outstanding in 1999
  (10,00 in 1998) (Note 9)                       907,807      29,485

  Accumulated deficit                       1    620,766     140,427

  Capital adjustment                            (12,720)           -
  Cumulative translation adjustment
  (Note 2(b))                                    (5,706)      22,348
                                             ---- -----     --------
    Total stockholders' equity                   280,027    (88,594)
                                              ----------    --------
Total liabilities and stockholders' equity       953,684     759,556
                                              ==========    ========

                          See accompanying notes

                                SINTEC Co., Ltd.
                    STATEMENT OF INCOME AND ACCUMULATED DEFICIT
                  For the years ended December 31, 1999 and 1998
                                (in US Dollars)
                                                 Amounts
                                     -------------------------
                                          1999      1998
                                     -----------  ------------
Net sales:                             116,055     715,948
                                       -------     -------
  Good sales                            30,533     467,447
  Software development fees             85,522     248,501

Costs and expenses:                    533,427     791,804
                                       -------     -------
  Cost of goods sold                    28,599     416,107
  Selling and administrative expenses
(Note 7)                               504,828     375,697

Operating loss                       (417,372)    (75,856)

Other income (expenses):
  Interest income                        1,186          61
  Interest expense                    (88,305)    (73,154)
  Other, net                            24,152    (10,266)
                                     ---------    -------
                                      (62,967)    (83,359)
                                      --------    --------

Loss before income taxes             (480,339)   (159,215)

Provision for Income taxes
(Notes 2(j), 6)                              -          -
                                     ---------   ---------

Net loss                             (480,339)   (159,215)

Accumulated surplus(deficit) at
beginning of year                    (140,427)      18,788

Accumulated deficit at end of year   (620,766)   (140,427)
                                     =========  ==========
Loss per share (Note 2 (k),10)      $     8.48        3.23
                                    ==========  ==========

                        See accompanying notes

                          SINTEC Co., Ltd.
                Statement of Shareholders' Equity (Deficit)
                For the nine months ended September 30, 2000
                            (in US Dollars)


                    Common Stock Issued
                --------------------------

                          Shares  Amount  Capital  Retained  Capital Accumulated
                                            in     Earnings  Transl- Sharehold-
                                          Excess   (Deficit) ation   ers' Equity
                                          of Par             Adjust- (Deficit)
                                          Value              ments
                        ------- -------- --------- --------- ------- -----------

Balance January 1, 1998   10,000  29,485             18,788               48,273
Net loss                                          (159,215)   22,348   (136,867)
                          ------  ------  ------- ---------   ------   ---------
Balance December 31, 1998 10,000  29,485    -     (140,427)   22,348    (88,594)
                         ------- ------- -------- ---------  -------   ---------

Balance January 1, 1999   10,000  29,485          (118,079)             (88,594)
Private placement        130,861 567,816   300,173                       867,989
Stock split (dividend)    71,200 310,506 (300,173)          (10,333)           -
Net loss                                          (480,339) (19,029)   (499,368)
                         ------- ------- --------- -------- -------    ---------
Balance December
31, 1999                 212,061 907,807       -  (620,766) (29,362)     280,027
                         ------- ------- --------- -------- --------  ----------

                             See accompanying notes

                                 SINTEC Co., Ltd.
                             STATEMENT OF CASH FLOWS
            For the years ended December 31, 1999 and 1998 (in US Dollars)
                                                                   Amount
                                                            --------------------
Cash flows from operating activities:                          1999      1998
                                                             --------  ---------
  Net loss                                                  (480,339) (159,215)
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                               62,859    92,267
    Loss form disposal of transportation equipment              3,137         -
    Amortization                                               12,074     8,117
    Effect of exchange rate changes on cash balance             4,071    10,512
  Changes in assets and liabilities:
    Decrease(Increase) in accounts receivable                 (1,940)   183,787
    Increase in other receivable                             (22,711) (481,107)
    Increase in advance payments                             (66,309)  (11,530)
    Decrease in prepaid expenses                                1,639       284
    Increase in other current assets                         (11,315)         -
    Decrese(Increase) in trade payable                      (147,263)   130,405
    Increase (Decrease) in withholdings                      (17,621)    18,524
                                                            -------------------
    Total adjustments                                       (183,379)  (48,741)
                                                            -------------------
    Net cash provided by operating activities               (663,718) (207,956)

Cash flows from investing activities:
  Increase in guarantee deposits                              (1,659)     (817)
  Decrease in guarantee deposits                               14,205         -
  Acquisition of building                                           -         -
  Acquisition of machinery and equipment                      (7,268)  (70,717)
  Acquisition of furniture and fixtures                      (17,252)  (26,611)
  Disposal of tools and transportation equipment                2,578         -
  Increase in software and development costs                        -  (39,203)
  Increase in intangibles                                    (18,717)   (5,994)
                                                             ------------------
    Net cash used in investing activities                    (28,113) (143,342)

Cash flows from financing activities:
  Decrease in other accounts payable                          (1,217)  (13,194)
  Increase  in short-term borrowings, net                      16,652   284,822
  Increase in long-term bank deposits                         (2,355)  (22,808)
  Decrease in long-term bank deposits                           2,372         -
  Decrease(Increase) in long-term borrowings, net            (68,133)    93,008
  Capital adjustments                                        (12,138)         -
  Issuance of common stock                                    849,810         -
                                                             ------------------
    Net cash provided by financing activities                 784,991   341,828
                                                             ------------------
Net Increase in cash and cash equivalents                      93,160   (9,470)
Cash and cash equivalents at beginning of the year             11,292    20,762
Cash and cash equivalents at end of the year                 $104,452   $11,292
                                                             ==================
Supplemental disclosures of cash flow information:
  Cash paid during the year for income taxes                   $2,198    $1,529
                                                             ==================
  Cash paid during the year for interest                      $88,305   $73,154
                                                             ==================

                           See accompanying notes

                            SINTEC CO., LTD.
                     NOTES TO FINANCIAL STATEMENTS
                        December 31, 1999 and 1998



1. Organizations and Business

SINTEC Co. Ltd. (the "Company") was incorporated in March 7,
1996 under the law of the Republic of Korea. The Company is currently engage in developing and applying the face (image) recognition technology and manufacturing the intelligent surveillance camera with face and iris recognition.


2. Basis of Financial Statements and Summary of Significant Accounting
   Policies

(a) Basis of financial statements

The Company maintains its books of accounts in accordance with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"). The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which do not significantly differ from the Company's statutory books and financial statements prepared in accordance with Korean GAAP.

(b) Translation of financial statements and foreign currency

The accompanying financial statements have been translated into U.S.
dollars in accordance with SFAS No.52. All assets and liabilities are translated at the current exchange rates at the date of translation. The exchange rate applied as of December 31, 1999 was $1,134.5/U.S$1
($1,203/US$1 in 1998). Elements of income are translated at weighted average exchange rates for  the period. The exchange rate applied for the year
1999 was $1,118.79/US$1 ($1,300.96/US$1 for 1998).  Equity accounts other than accumulated deficits are translated at historical exchange rates. The resulting translation adjustment is recognized as a component of other comprehensive income.The company maintains its books of accounts in Korean won. Transactions involving foreign currencies are recorded in the accounts at the exchange rate prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won at exchange rates in effect at year-end. The resulting foreign currency exchange gains/losses are credited/charged to current operations.

The exchange rates used here were published by Korea Exchange Bank as basic rate.

(c) Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. Basis of Financial Statements and Summary of Significant Accounting Policies, continued

(d) Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts based on an analysis of the collectibility of outstanding account balances.

(e) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers time deposits that have maturity of three months or less from date of purchase to be cash equivalents.

(f) Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation of tangible assets are provided using a declining balance method over the following estimated useful lives:

                                  Years
  Machinery and equipment           4
  Other tangible assets             4

Expenditures that prolong the useful lives or enhance the value of fixed assets are capitalized, while expenditures incurred for routine maintenance are expensed in the year in which they are incurred.

(g) Intangibles

Intangible assets are stated at costs directly deducted amortization. Amortization of intangible assets are provided using straight-line method over the following useful lives:

                                       Years
  Software development costs             5
  Other intangibles (Patents, etc.)    10-5

(h) Research and development costs

Research and development costs are charged to operation as incurred.
Research and development costs are $153,269 as of December 31, 1999 ($38,433 in 1998).

2. Basis of Financial Statements and Summary of Significant Accounting Policies, continued

(i) Severance and retirement benefits

The Company has made contract to include severance payments in annual salaries with all directors and employees, so has not made allowance for severance and retirement benefits.

In accordance with the Korean National Pension Law, the Company prepays a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation at the rate of three percent of payroll expenses. Such prepayments amounting to $985 as of December 31, 1999 ($985 in 1998) are debited as other current assets. In accordance with a revision in the Korean National Pension Law effective from April 1, 1999, these prepayments were no longer required after the effective date.

(j) Income taxes

Under SFAS No.109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences are expected to reverse.

(k) Earnings (loss) per common share

In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997.
With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants ( using the treasury stock method).

3. Transactions with stockholders

Other receivable is short-term loan to Joseph Kim who is the president and major shareholder of the Company. The amount of other receivable as of December 31, 1999 and 1998 is as follows:


                                       1999         1998
                                    --------      --------

Other receivable                    $575,496      $520,283
                                   =========      ========

4. Short-term borrowings

Short-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                  1999         1998
                                                ---------     -------

HanIl Bank                                       $19,832      $96,176

KukMin Bank                                           -        49,875

BoRam Bank                                        40,546      19,119

Industrial Bank of Korea                           8,814       8,313

HaNa Bank                                        132,217           -

0ther financial institutions                      68,162      64,281

Stockholders                                     118,554     111,805
                                                ---------   --------
Balance at end of year                          $388,125    $349,569
                                                =========   ========

5. Long-term borrowings

Long-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                     1999               1998
                              ----------------     ----------------
                                Rate  Amounts      Rate    Amounts
                              ------  --------     -----   --------


Industrial Bank of Korea      11.5-4% $79,330     16-14.5%  $74,812

KukMin Bank                     4       8,814         4       8,313

HanIl Bank                      8      79,330      11.5-8   103,907

BoRam Bank                     8.5    101,366       8.5     133,832
                                    ---------             ---------
                                     $268,840              $320,864
                                    =========              ========

6. Income Taxes

The Company is subject to corporate income tax and resident surtax normally at an aggregate rate of 17.6% on taxable income up to W100,000,000 and 30.8% on taxable income over W100,000,000.

At December 31, 1999, the Company has net operating loss carryforwards of $480,339 ($159,215 in 1998) for income tax purposes. It is expected that the Company could not realize a tax benefit from such net operating loss carryforwards before their expiration in 2004 (2003 for 1998), a valuation allowance of $147,944 ($49,038 in 1998) has been recognized to offset the deferred tax assets related to these loss carryforwards and other temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose. Significant components of the Company's deferred tax assets as of December 31, 1999 and 1998 are as follows:

                                     1999
                         Current   Non-current   Total  1998
                         -------   -----------   -------   ------

Deferred tax assets
  Accrued income        $    -     $     -      $    -     $     -
  Net operating loss
  Carry forwards                    147,944      147,944    49,038
Total deferred tax asset
(liability)                 -       147,944      147,944    49,038
Valuation allowance for
Deferred tax asset          -      (147,944)    (147,944)   (49,038)
                         -------   -----------   -------   --------
Net deferred tax asset  $   -      $     -       $   -     $     -

7. Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended December 31, 1999 and 1998 consist of following (in US$):

                                                     1999     1998
                                                   -------   -------
Directors' salaries                                $49,543    $23,060

Employee wages and salaries                         28,685     98,896

Bonuses                                              1,430      2,998

Severance payment                                    6,645      2,998

Other employee benefits                             24,341     10,662

Travel                                              21,299     16,382

Entertainment                                        6,150      1,434

Communications                                      11,850      4,537

Utilities                                            1,908      1,742

Taxes and dues                                       9,905      5,136

Depreciation                                        62,859     92,267

Rent                                                 7,570      6,918

Repair and maintenance                               9,294     16,608

Insurance                                            3,528      3,394

Research and development                           153,269     38,433

Transportation                                         313         25

Education and training                               3,683      6,108

Books and printing                                   2,297      1,007

Supplies                                             8,601     16,060

Commissions                                         36,508      7,459

Advertising                                         43,029     12,202

Amortization                                        12,074      8,506

Others                                                  47         18
                                                  --------     --------
Total Selling, general and
administrative expenses                           $504,828    $375,697
                                                  ========    ==========

8. Fair value of financial instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(a) Cash and cash equivalents, short-term loans receivable, short-term borrowings, and long-term borrowings

The carrying amount approximates fair value because of the short-term maturity of those instruments.

The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are summarized as follows:


                                       1999                     1998
                             ----------------------    ---------------------
                             Carrying    Estimated     Carrying    Estimated
                               amount    fair value    amount      fair value
                             --------    ----------   -------      -----------

   Cash and cash equivalents $104,452      $104,452    $11,292       $11,292

   Short-term borrowings      388,125       388,125    349,569,      349,569

   Long-term borrowings       268,840       268,840    320,864       320,864

9. Share capital

(a) On March 7, 1996, the Company issued 10,000 shares common stocks at par value $2.95 with 200,000 shares authorized capital stocks.
(b) On August 27, 1999, the Company issued 17,720 shares common stocks (par value $4.20) at $10.50.
(c) On September 1, 1999, the Company converted the additional paid-in capital to common stock and issued 26,564 shares common stocks (par value $4.22).
(d) On November 10, 1999, the Company issued 29,760 shares common stocks (par value $4.22) at $10.56.
(e) On November 15, 1999, the Company converted the additional paid-in capital to common stock and issued 44,636 shares common stocks (par value $4.28).
(f) On December 24, 1999, the Company issued 71,320 shares common stocks (par value $4.41) at par value.
(g) On December 28, 1999, the Company issued 12,061 shares common stocks (par value $4.40) at par value.

10. Basic loss per share

The Company does not issue any diluted securities as of December 31, 1999 and 1998. The Company's basic loss per share for the year ended December 31, 1999 and 1998 is as follows:

                                                  1999         1998
                                               ---------     --------
   Net loss                                    $480,339      $159,215
   Weighted average number of shares
   Outstanding during the year                 / 56,657      / 10,000
                                               ----------    ---------
   Basic loss per share                          $8.48         $15.92
                                               ==========    =========

11. Risk and uncertainties

The Asia-Pacific region, including the Republic of Korea, is experiencing severe economic difficulties relating to currency devaluation, volatile stock markets and slowdown in growth. The recoverability of the Company's assets and ability of the Company to pay its debts as they mature are dependent to a large extent on the efficacy of the fiscal measures and other actions, beyond the Company's control, undertaken to achieve economic recovery. The Company is exposed to credit loss in the event of nonperformance by financial institutions with which it conducts business. The Company minimizes exposure to such risk, however, by dealing only with major Korean banks and financial institutions.

                               SINTEC Co., Ltd.

                            FINANCIAL STATEMENTS

                    For the Year ended September 30, 2000

                                  with

                     REPORT OF INDEPENDENT ACCOUNTANTS




















                       Shinhan Accounting Corporation

                      SHINHAN ACCOUNTING CORPORATION


ACCOUNTANTS' REVIEW REPORT TO THE DITECTORS OF:
SINTEC Co., Ltd.
(A Korean development stage company)


We have reviewed the accompanying balance sheet of Sintec Co., Ltd.
("the Company") as of September 30, 2000, and the related statements of income, accumulated deficit and cash flows for nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management the Company.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.


The attached financial statements for the year of 1999 and 1998 were audit by us. Our audit opinions for them were unqualified.


/s/SHINHAN ACCOUNTING CORPORATION/s/

Certified Public Accountant
Republic of Korea
December 23, 2000


Il-Heung bldg. Suite #8
126-1 ChungMu-Ro 4Ka, Chung-Ku
Seoul, Korea

                              SINTEC Co., Ltd.
                              BALANCE SHEET
         As of September 30, 2000, December 31, 1999 and 1998
                           (in US Dollars)
                                                          Amounts
                                           ------------------------------------
Assets                                       Sep. 30, 00      1999        1998
---------------------------------          ------------------------------------
  Current assets:
  Cash and cash equivalents (Notes 2(e), 8)  $  4,883        104,452      11,292
  Account receivable (Note 2(d))               12,750          8,651       6,241
  Other receivable                            190,135        575,496     520,283
  Advance payments                             94,066         82,708      12,469
  Prepaid expenses                                197              -       1,620
  Inventories (Note 2(f))                     254,266              -           -
  Other current assets                          8,307         11,857           -
                                             --------       --------     -------
    Total current assets                      564,604        783,164     551,905


Property, plant and equipment (Note 2(g))
  Building and structure                      904,771              -           -
  Machinery and equipment                     227,942        175,615      58,433
  Tools and and transportation equipment      293,855         29,713      33,669
  Furniture and fixtures                      181,641         88,394      66,312
  Less : accumulated depreciation             376,268        202,857     131,733
                                           ----------       --------     -------
    Total Property, plant and equipment,net 1,231,941         90,865     126,681


Other non-current assets :
  Long-term bank deposits                      28,464         26,137      24,665
  Guarantee deposits                            6,005          3,085      15,308
  Intangibles (Note 2(h))                      85,285         50,433      40,997
                                          -----------       --------     -------
    Total other non-current assets            119,754         79,655      80,970
                                          -----------       --------     -------
Total assets                             $  1,916,299        953,684     759,556
                                        =============       ========     =======

                                (Continued)
                             See accompanying notes
                             Sintec Co. Ltd.
                         Balance Sheet (Cont'd)
              As of September 30, 2000, December 31, 1999 and 1998

                                                        Amounts
                                           ----------------------------------
Liabilities and Stockholders' Equity        Sep. 30, 00      1999        1998
---------------------------------          --------------  ----------  --------
  Current liabilities:
  Trade payable                          $        685              -     145,532
  Other accounts payable                       26,932          7,623       8,392
  Withholdings                                  1,897          9,069      23,794
  Short-term borrowings (Notes 5, 8)          488,852        388,125     349,569
                                            ---------      ----------   --------
    Total current liabilities                 518,366        404,817     527,287

Long-term borrowings (Notes 6, 8)             714,798        268,840     320,864

Commitments

Stockholders' equity :
  Common stock - W5,000  par value, 20,000,000 shares
  authorized 236,811 shares issued and
  outstanding (Note 9)                      1,018,688        907,807      29,485
  Additional pair-in catital (Note 9)         997,933              -           -
                                           ----------       ----------    ------
    Total paid-in capital                   2,016,621        907,807      29,485

  Accumulated deficit                       1,359,178        620,766     140,427

  Capital adjustment                          (13,877)       (12,720)          -
  Cumulative translation adjustment
  (Note 2(b))                                  39,567         (5,706)     22,348
                                          -----------      ---------    --------
    Total stockholders' equity                683,135        280,027    (88,594)
                                          -----------      ----------   --------
Total liabilities and stockholders' equity $1,916,299        953,684     759,556
                                          ===========      ==========   ========

                              See accompanying notes

                               SINTEC Co., Ltd.
                    STATEMENT OF INCOME AND ACCUMULATED DEFICIT
           For the nine months ended September 30, 2000, years ended
                         December 31, 1999 and 1998
                            (in US Dollars)
                                                 Amounts
                                     ----------------------------------
                                      2000         1999      1998
                                     -------  ------------  -----------
Net sales:                          $  21,831    116,055     715,948
                                   -----------   -------     -------
  Product sales                        11,522          -           -
  Good sales                                -     30,533     467,447
  Software development fees            10,279     85,522     248,501

Costs and expenses:                   720,996    533,427     791,804
                                   -----------   -------     -------
  Cost of goods sold                   15,326     28,599     416,107
  Selling and administrative expenses
(Note 7)                              705,670    504,828     375,697

Operating loss                      (699,165)  (417,372)    (75,856)

Other income (expenses):
  Interest income                       1,248      1,186          61
  Interest expense                   (40,495) (  88,305)    (73,154)
  Other, net                                      24,152    (10,266)
                                  -----------   --------     -------
                                     (39,247)   (62,967)    (83,359)
                                  -----------   --------    --------

Loss before income taxes            (738,412)  (480,339)   (159,215)

Provision for Income taxes
(Notes 2(j), 6)                            -           -           -
                                  -----------   --------    --------

Net loss                            (738,412)  (480,339)   (159,215)

Accumulated surplus(deficit) at
beginning of year                   (620,766)  (140,427)      18,788

Accumulated deficit at
end of year                      $(1,359,178)  (620,766)   (140,427)
                                 ============  ========= ===========
Basic loss per share (Note 9)    $      15.92       8.48        3.23
                                 ============  ========= ===========

                            See accompanying notes

                            SINTEC Co., Ltd.
                Statement of Shareholders' Equity (Deficit)
                For the nine months ended September 30, 2000
                            (in US Dollars)


                    Common Stock Issued
                   ---------------------

                          Shares  Amount  Capital  Retained  Capital Accumulated
                                            in     Earnings  Transl- Sharehold-
                                          Excess   (Deficit) ation   ers' Equity
                                          of Par             Adjust- (Deficit)
                                          Value              ments
                        ------- -------- --------- --------- ------- -----------

Balance January 1, 1998   10,000  29,485              18,788              48,273
Net loss                                           (159,215)   22,348  (136,867)
                         ------- ------- -------  ----------  ------- ----------
Balance December 31, 1998 10,000  29,485    -      (140,427)   22,348   (88,594)
                         ------- ------- ------- -----------  -------  ---------

Balance January 1, 1999  10,000   29,485           (118,079)            (88,594)
Private placement       130,861  567,816   300,173                       867,989
Stock split (dividend)   71,200  310,506 (300,173)            (10,333)         -
Net loss                                           (480,339)  (19,029) (499,368)
                         ------  ------- -------- ----------  ------- ----------
Balance December
31, 1999                212,061  907,807     -     (620,766)  (29,362)   280,027
                         ------  ------- -------  ----------  ------- ----------

Balance January 1, 2000 212,061  907,807           (620,766)             287,041
Private placement        24,750  110,881   997,933                     1,108,814
Net loss                                           (738,412)   25,692  (712,720)
                         ------  ------- -------- ----------  ------- ----------
Balance September
30, 2000                236,811 1,018,688 997,933 (1,359,178)  25,692    683,135
                        -------  -------- -------  ----------  ------  ---------

                          See accompanying notes

                                 SINTEC Co., Ltd.
                             STATEMENT OF CASH FLOWS
     Years ended September 30, 2000, December 31, 1999 and 1998 (in US Dollars)
                                                          Amount
                                              ---------------------------------
Cash flows from operating activities:                2000      1999      1998
                                               ------------  --------  --------
  Net loss                                       $(738,412) (480,339) (159,215)
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                    164,738    62,859    92,267
    Loss form disposal of transportation equipment        -     3,137         -
    Amortization                                      6,838    12,074     8,117
    Effect of exchange rate changes on cash balance 74,090 4,071 10,512 Changes in assets and liabilities:
    Decrease(Increase) in accounts receivable       (3,934)   (1,940)   183,787
    Decrease (Increase) in other receivable         394,086  (22,711) (481,107)
    Increase in advance payments                    (9,878)  (66,309)  (11,530)
    Decrease (Increase) in prepaid expenses           (196)     1,639       284
    Increase in inventiries                       (253,405)         -         -
    Increase (Decrease) in other current assets       3,745  (11,315)         -
    Decrese(Increase) in trade payable                  683 (147,263)   130,405
    Increase (Decrease) in withholdings             (7,306)  (17,621)    18,524
                                                -------------------------------
    Total adjustments                               369,461 (183,379)  (48,741)
                                                -------------------------------
    Net cash provided by operating activities     (368,951) (663,718) (207,956)

Cash flows from investing activities:
  Increase in guarantee deposits                    (2,856)   (1,659)     (817)
  Decrease in guarantee deposits                          -    14,205         -
  Acquisition of building                         (901,706)         -         -
  Acquisition of machinery and equipment           (49,089)   (7,268)  (70,717)
  Acquisition of furniture and fixtures            (91,390)  (17,252)  (26,611)
  Disposal of tools and transportation equipment  (262,729)     2,578         -
  Increase in software and development costs              -         -  (39,203)
  Increase in intangibles                          (40,692)  (18,717)   (5,994)
                                                -------------------------------
    Net cash used in investing activities       (1,348,462)  (28,113) (143,342)

Cash flows from financing activities:
  Increase (Decrease) in other accounts payable      19,111   (1,217)  (13,194)
  Increase  in short-term borrowings, net            93,621    16,652   284,822
  Increase (Decrease) in long-term bank deposits    (3,115)   (2,355)  (22,808)
  Decrease in long-term bank deposits                 1,251     2,372         -
  Decrease(Increase) in long-term borrowings, net   399,093  (68,133)    93,008
  Capital adjustments                                 (931)  (12,138)         -
  Issuance of common stock                        1,108,814   849,810         -
                                                -------------------------------
    Net cash provided by financing activities     1,617,844   784,991   341,828
                                                -------------------------------
Net Increase in cash and cash equivalents          (99,569)    93,160   (9,470)
Cash and cash equivalents at beginning of the year  104,452    11,292    20,762
Cash and cash equivalents at end of the year      $   4,883   104,452    11,292
                                                ===============================
Supplemental disclosures of cash flow information:
  Cash paid during the year for income taxes              -     2,198     1,529
                                                ===============================
  Cash paid during the year for interest          $  40,495    88,305    73,154
                                                ===============================

                        See accompanying notes

                           SINTEC CO., LTD.
                     NOTES TO FINANCIAL STATEMENTS
                        September 30, 2000



1. Organizations and Business

SINTEC Co. Ltd. (the "Company") was incorporated in March 7,
1996 under the law of the Republic of Korea. The Company is currently engage in developing and applying the face (image) recognition technology and manufacturing the surveillance camera with face and iris recognition.


2. Basis of Financial Statements and Summary of Significant Accounting
   Policies

(a) Basis of financial statements

The Company maintains its books of accounts in accordance with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"). The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which do not significantly differ from the Company's statutory books and financial statements prepared in accordance with Korean GAAP.

(b) Translation of financial statements and foreign currency

The accompanying financial statements have been translated into U.S. dollars in accordance with SFAS No.52. All assets and liabilities are translated at the current exchange rates at the date of translation. The exchange rate applied as of September 30, 2000 was $1,115/US$1.
Elements of income are translated at weighted average exchange rates for the period. The exchange rate applied for the year 2000 was $1,118.79/US$1. Equity accounts other than accumulated deficits are translated at historical exchange rates. The resulting translation adjustment is recognized as a component of other comprehensive income.
The company maintains its books of accounts in Korean won. Transactions involving foreign currencies are recorded in the accounts at the exchange rate prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won at exchange rates in effect at year-end. The resulting foreign currency exchange gains/losses are credited/charged to current operations.

The exchange rates used here were published by Korea Exchange Bank as basic rate.

(c) Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. Basis of Financial Statements and Summary of Significant Accounting Policies, continued

(d) Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts based on an analysis of the collectibility of outstanding account balances.

(e) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers time deposits that have maturity of three months or less from date of purchase to be cash equivalents.

(f) Inventories

Inventories are stated at actual cost determined by the average cost method, except for materials in transit that are stated at cost determined by specification method.

(g) Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation of tangible assets are provided using a declining balance method over the following estimated useful lives:

                                  Years
  Machinery and equipment           4
  Other tangible assets             4

Expenditures that prolong the useful lives or enhance the value of fixed assets are capitalized, while expenditures incurred for routine maintenance are expensed in the year in which they are incurred.

(h) Intangibles

Intangible assets are stated at costs directly deducted amortization. Amortization of intangible assets are provided using straight-line method over the following useful lives:

                                  Years
  Software development costs        5
  Patents                         10-5

(i) Research and development costs

Research and development costs are charged to operation as incurred. Research and development costs are $199,661 as of September 30, 2000.

2. Basis of Financial Statements and Summary of Significant Accounting Policies, continued

(j) Severance and retirement benefits

The Company has made contract to include severance payments in annual salaries with all directors and employees, so has not made allowance for severance and retirement benefits.

In accordance with the Korean National Pension Law, the Company prepays a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation at the rate of three percent of payroll expenses. Such prepayments amounting to $1,062 as of September
30, 2000 are debited as other current assets. In accordance with a revision in the Korean National Pension Law effective from April 1, 1999, these prepayments were no longer required after the effective date.

(k) Income taxes

Under SFAS No.109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences are expected to reverse.


3. Transactions with stockholders

Among the short-term borrowings, the amount of $140,870 was borrowed from Joseph Kim who is president and major stockholders of the Company.


4. Inventories

Inventories at September 30, 2000 consisted of following:



                                           Amounts
                                           --------
   Finished products                       $192,429

   Raw materials                             61,837
                                           --------
   Total                                   $254,263

5. Short-term borrowings

Short-term borrowings at September 30, 2000 consisted of the following:


                                                     2000
                                            --------------

   Joseph Kim (CEO)                               $140,870

   Industrial Bank of Korea                         89,686

   HaNa Bank                                       258,296
                                           ---------------
   Balance at end of year                         $488,852
                                           ===============

6. Long-term borrowings

Long-term borrowings at September 30, 2000 consisted of the following:

                                          Rate               Amounts
                                      -----------           ---------

The Korea Development Bank                3.7%               $625,112

HanVit Bank                                 8                  89,686
                                                            ---------
Balance at end of year                                       $714,798
                                                            =========

7. Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended September 30, 2000 are as follows (in US$) :

                                                     2000
                                                   -------
Directors' salaries                                $38,836

Employee wages and salaries                         59,624

Bonuses                                             11,319

Other employee benefits                             18,957

Travel                                              50,689

Entertainment                                        9,856

Communications                                      11,653

Utilities                                            2,361

Taxes and dues                                       9,259

Depreciation                                        52,978

Rent                                                 5,889

Repair and maintenance                                 663

Insurance                                            5,754

Research and development                           199,661

Transportation                                      27,510

Education and training                               1,134

Books and printing                                   1,632

Supplies                                             6,246

Commissions                                         99,031

Advertising                                         61,557

Amortization                                        13,687

Others                                              17,374
                                                  --------
Total Selling, general and
administrative expenses                           $705,670
                                                  ========

8. Fair value of financial instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(a) Cash and cash equivalents, short-term loans receivable, short-term borrowings, and long-term borrowings

The carrying amount approximates fair value because of the short-term maturity of those instruments.

The estimated fair values of the Company's financial instruments at September 30, 2000 are summarized as follows:


                                                        2000
                                   -------------------------------------------
                                     Carrying amount      Estimated fair value
                                   ------------------   ----------------------

    Cash and cash equivalents            $4,883               $4,883

    Short-term borrowings               347,982              347,982

    Long-term borrowings               $714,798             $714,798

9. Share capital

(a) On March 18, 2000, the Company issued 11,700 shares common stock (par value $4.47 Won) at $44.73.
(b) On June 14, 2000, the Company issued 13,050 shares common stock (par value $4.49) at $44.86.

10. Basic loss per share

The Company does not issue any diluted securities as of September 30, 2000. The Company's basic loss per share for the year ended September 30, 2000 is as follows:

    Net loss                                     $738,412

    Weighted average number of shares
    Outstanding during the year                 /225,624
                                               ----------
    Basic loss per share                            $3.27
                                               ==========

11. Risk and uncertainties

The Asia-Pacific region, including the Republic of Korea, is experiencing severe economic difficulties relating to currency devaluation, volatile stock markets and slowdown in growth. The recoverability of the Company's assets and ability of the Company to pay its debts as they mature are dependent to a large extent on the efficacy of the fiscal measures and other actions, beyond the Company's control, undertaken to achieve economic recovery. The Company is exposed to credit loss in the event of nonperformance by financial institutions with which it conducts business. The Company minimizes exposure to such risk, however, by dealing only with major Korean banks and financial institutions.

                                    EXHIBIT 1


                   CORPORATE CHARTER AND ARTICLES OF INCORPORATION


                             BUSINESS REGISTRATION CERTIFICATE
                                    (FOR LEGAL ENTITY)
                    REGISTRATION CERTIFICATE NO.: 139-81-26215



COMPANY NAME: SINTEC CO., LTD. REPERSENTATIVE: Woon-yong,
KIM. DATE OF ESTABLISHMENT: April 01, 1996. REGISTRATION NO.
OF COMPANY: 120111 - 0130526. BUSINESS LOCATION :
Buchon Technopark 103-608, Samjong-dong, 364, Ojung-gu,
Buchon City, Kyongi-do. HEAD OFFICE : Buchon Techonopark 103-608,
Samiong-dong, 364, Ojung-gu, Buchon City, Kyongi-do SCOPE OF
BUSINESS : Service, Manufacturing, Wholesale. ITEM OF
BUSINESS Development of Software and its Peripherals.
REASON FOR ISSUE Transfer of Office Location.
OTHER SPECIAL REGISTRATION:


                                         JUNE 9, 2000
                                   BUCHON TAX OFFICE,
                                      OFFICER/Sealed/

                                   Exhibit 2

                             ARTICLES OF INCORPORATION

                                   SINTEC CO. LTD.

                                ACT 1. GENERALS.

ARTICLE 1. (Company Name)

The name of the Company is SINTEC CO. LTD.

ARTICLE 2. (Purpose)
4372:
Main objectives to be pursued by the Company on its incorporation are;
1. Software development, manufacturing, wholesale and retail. 2.
Manufacturing and sales of computer and peripherals. 3. Other additional services relating to the businesses above mentioned.

ARTICLE 3. (Location of Head Office and Branch)

G1) The registered head office of the Company will be located in Inchon City, the Republic of Korea (2) The Company may establish its branch office, liason office, or subsidiary both abroad and in Korea it is required.

ARTICLE 4. (Public Notice)

Notices shall be given by the Kyungin Daily Newspaper issued in Seoul Metropolitan City.

                           ACT 2. STOCKS.

ARTICLE 5. (Total Number of Stocks To Be Issued)

The authorized number of stocks to be issued are 200,000(Two Hundred
Thousand).

ARTICLE 6. (Par Value) Par value of each stocks is 5,000 Korean
WON.

ARTICLE 7. (Total Number of Stocks at the time of Establishment)

The share capital of the Company at the time of establishment shall be 52,300.

ARTICLE 8. (Stock and its Kind)

The stocks of the Company shall be common and registered.

ARTICLE 9. (Kind of share Certificates)
The stocks of the Company shall be consisted of one share certificate, five sharescertificates, ten shares certificates, one hundred share certificates, five hundred shares certificates, one thousand shares certificates, ten thousand shares certificates. (Total 8 Kinds)

ARTICLE 10. (Pre-emptive Rights)

(1) Every stockholders of the Company has the pre-emptive rights for the stocks to be issued new, according to his individual proportion of the Company's stocks.

But if any shareholder gives up his pre-emptive rights or if there is any odd lot stocks, the board of directors of the Company shall decide its disposal.

(2) In spite of the (1) of ARTICLE 10 and for the following purposes, the Company may assign its new stocks to any third party by the resolution of the board of directors.

1. In case that the Company offers new stocks or allows underwriters to subscribe for new stocks according to the regulations of the Stock Exchange Law.

2. In case of the Company's allocation, by priority, of its new stocks to the members of the Association of "My Company's Stocks" which are owned by employees of the Company.

3. In case of the Company's allocation of its new stocks to foreign investor/investors who is/are authorize d/registere d to invest in Korea according to the regulation of the Foreign Investment and Promotion
Law.

4. In case of the Company's allocation of its new stocks to any institutional investors or venture capitalist according to the Number 3 of the Article 23 of the Enforcement Ordinance of the Corporate Tax
Law, within the scope of 50 percent of the total number of stocks issued by the Company.

5. In case of the Company's allocation of its new stocks to the holder of stock option on the basis of the regulation of the Stock Exchange Law.

ARTICLE 10. (Stock Option)

(1) The Company may grant its stock option, within the scope of 15/100(fifteen one hundredth) of the total number of issued stocks of the Company, to its directors and officers, by the resolution of the general meeting and on the basis of the regulation of the Stock Exchange Law.

But any of the following conditions shall be exempted.

1. Shareholders at the time of the Company's incorporation and the persons interested. (persons interested who are regulated by the Stock Exchange Law, Article 10-3, and the Number3.)

2. Major shareholder and the persons concerned. (Major shareholders and the persons concerned who are regulated by the Article 188 of the Stock Exchange Law.)

3. Persons who become major shareholders by exercising their stock option

(2) Stocks to be allocated by the exercising of stock option shall be common and registered. ( Stocks which can be the caculation-base in case that the Company pays for the difference between exercising price and current price by means of cash or stock.)

(3) The number of directors and officers whom stock option can be granted shall not exceed 95/100 (Ninety five one hundredth) of the total number of directors and officers, and the stock option which can be granted each director and officer shall not exceed 10/100(Ten one hundredth) of the total number of issued stocks.)

(4) The stock option price per each stock shall be the average closing price for the period of last three months before starting from the date of resolution of the general meeting mentioned in number "(1)" of this Article.

(5) The stock option price shall be the face-value if above-mentioned price be lower than face-value.

(6) The stock option can be exercised from three years after until five years before the date of the general meeting's resolution.

(7) The stock option may be cancelled by the resolution of the board of directors in each of the following case.

1. In case that any director and officer who is granted stock option by the Company resigns intentionally within three years from the date of his/her office.

2. In case that any director and officer is retired by force or by penalty due to his/her intentional or serious faults and damages thereby incurred.

3. In case of any reason for cancellation which is regulated according to the stock option contract.

ARTICLE 10. (Record Date of Dividend Payout)

In case of the Company's free issue of new stocks, issue of new stocks to be purchased and dividend, the record date of dividend payout shall be the one in the year just before the year when the new stocks are issued.

ARTICLE 11. (Payment for Stocks)

Every underwriter shall lose his right if he fails to pay until the date of payment for his portion of the capital represented by his share/shares, and the damage for the payment failure may be claimed by the resolution of the board of directors of the Company.

ARTICLE 12. (Agent for the Transfer of the Name)

(1) The Company may appoint its transfer agent.

(2) The transfer agent, its office space and the scope of its mission shall be decided and noticed public by the resolution of the board of directors.

(3) The Company shall keep its list or copy of the list of stock holders at the office of transfer agent, making the transfer agent treat the transfer of name, registration or cancellation of the right of pledge, manifestation or cancellation of the trusted property, issuance of stock certificates, acceptance of registration, and other works relating to stocks.

(4) The working procedure mentioned in above (3) shall be made according to the regulation relating to transfer agency's business.

ARTICLE 13. (Registration of the Shareholder's Address, Name and Seal or Signature)

(1) Shareholder and pledger shall register his/her name, address, and seal or signature to the transfer agent above mentioned in ARTICLE 12.

(2) Shareholder's and the registered pledgers who are residing abroad shall nominate their proxy and place so that any notice can be delivered to.

(3) Any change in the above number "(1)" and "(2)" shall be also registered.

ARTICLE 14. (Closing of the Shareholder's List and Basic Date)

(1) The shareholder who is entitled to his/her right at the time of general meeting for the year's, settlement term shall be registered starting from the lst of January of every year.

(2) The shareholder who is entitled to his/her right at the time of general meeting for the year's settlement term shall be registered at the shareholder's list as of the 31st of December every year.

(3) The Company, by the resolution of the board of directors, may suspend the change of the shareholders' list, if it is necessary for the extraordinary general meeting or others, setting the suspension period not longer than three months, or may set the specific date on which the registered shareholder or pledgers are entitled to their rights.
The board of directors, if necessary, may both suspend the change of shareholder's list and fix the basic date together.
The Company shall, in this case, give the public notice two weeks prior to the starting date of the period or the basic date.

                        ACT 3. DEBENTURE.

ARTICLE 15. (Issue of the Convertible Debenture)

(1) The Company may issue its convertible debenture the face value of which does not exceed 1,000,000,000 Won for anyone other than the Company's shareholder.
The board of directors may issue, in case of the above "x", the convertible debenture under the condition that the convertible right be granted only for one part of the issued debentures.

(3) The stocks to be issued in exchange for the pre-emptive right shall be common and the price shall be the same as face value or more than face value and shall be decided by the board of directors.

(4) The period during which the convertible right can be exercised shall be from the date after which six months pass since the debenture's issuance and until the date just before its mature day the board of directors may, by its resolution, adjust the period for exercising of the pre-emptive right.

(5) As for the dividend for stocks which are issued for convertible right and as for the payment of interests for the convertible debenture, the
ARTICLE 10.3 shall be applied.

ARTICLE 16. (Issue of Bond with Subscription Warrant)

(1) The Company may issue its bond with subscription warrant at the amount not exceeding 1,000,000,000 WON for anyone other than the Company's shareholders.

(2) The amount which can be claimed by the pre-emptive right may be decided by the board of directors within the scope not exceeding the face value of the bond.

(3) The stocks to be issued in exchange for the pre-emptive right shall be common, and the issued price shall be same as or more than face value, which shall be decided by the board of directors.

(4) The period during which the pre-emptive right can be exercised shall be from the date after which one month pass since the issuance of the bond, and shall be until the date just before its maturity day.

(5) As for the dividend for stocks which are issued for pre-emptive right, the ARTICLE 10.3 shall be applied.

ARTICLE 17. ( Regulations relating to the Issuance of Debenture)

The regulations of ARTICLE 11 and ARTICLE 12 shall be applied in case of the issuance of debenture.

                ACT 4. GENERAL MEETINGS OF SHAREHOLDERS.

ARTICLE 18. (Time of Summon)

The Company's general meeting shall be the regular general meeting and extraordinary general meeting.
The regular general meeting shall be summoned within three months starting from the date next to the last day of every fiscal year, and the extraordinary general meeting shall be convened when it is required.

ARTICLE 19. (Right to Summon)

(1) Save as otherwise expressly provided in the Laws or other Acts, the representative director (president) shall, according to the resolution of the Board of Directors, summon the general meeting.

(2) When the representative director (president) is not present, the
ARTICLE 34 and the ARTICLE 34.2. shall be applied.

ARTICLE 20. (Summon and Public Notice)

(1) The notice to summon for the general meeting shall be sent, in written, to shareholders two weeks prior to the date of general meeting and include its time, place and purpose.

(2) The notice to shareholder who has the same as or less than 1/100(one hundredth) of the total issued shares may be substituted with the public notice of more than two times on the Daily Economic Newspaper and the Korea Economic Daily, advising its summon and purpose two weeks prior to the date of general meeting.

ARTICLE 21. (Place)

The general meeting shall be held in the place where the head office is located, but may be held in other place if it is required the date just before its mature day.As for the divident for stocks which are issued for pre-emptive right, the ARTICLE 10.3 shall be applied be applied.

ARTICLE 22. (Chairman)

(1) The representative director (president) shall be the chairman of the general meeting.

(2) When the representative director(president) is not present, the
ARTICLE 34.2. shall be applied.

ARTICLE 23. (Chairman's Right to Preserve Order)

(1) The chairman of the general meeting of shareholders may be entitled to order anyone to stop, cancel or walk out of the room if he/she in the meeting may intentionally speak or act to disturb the order.

(2)The chairman of the general meeting may, if it is required, limit the time and number of shareholder's speech for smooth proceeding of the meeting.

ARTICLE 24. (The Voting Right)

The shareholders shall have one voting right for one stock. But the voting right in case of new issuance of stocks may be decided separately, and the voting right for the new stocks which are issued on the basis of priority in dividend may be none or one voting right for two shares. In this case it shall be written on the securities(stock).

ARTICLE 25. (Look of Unity in Exercising Voting Right)

(1) Any shareholder who has voting rights more than two and wants to exercise them for different voting, he shall advise, in written, his intention and reason three days prior to the date of meeting to the Company.

(2)The Company may reject the shareholder's lack of unity in voting rights. But if any shareholder has underwritten or been trusted for other shareholders, he can be accepted with his lack of unity in his voting rights.

ARTICLE 26. (Acting Power of Proxy)

(1) The shareholder of the Company may exercise his voting right through his proxy with his power of attorney.

(2) The proxy mentioned in A(1)" shall submit a certificate(power of attorney) to the Company prior to the commencement of the general meeting.

ARTICLE 27. (Decision of the General Meeting of Shareholders)

Save as otherwise expressly provided in the Laws or other Acts, questions arising atthe meeting shall be decided by a majority of votes of the present shareholders, who have one fourth or more of the Company's total stocks issued.

ARTICLE 28. (Memorandom of General Meeting)

The memorandom of general meeting shall be, with all the details of the meeting written on, signed by chairman and the directors attended, and shall be kept both at head office and at branch office.

                   ACT 5. DIRECTOR - BOARD OF DIRECTORS - AUDITOR.

ARTICLE 29. (Number of Director and Auditor)

(1) The number of director of the Company shall be three or more and five or less. 2 The number of auditor of the Company shall be one.

ARTICLE 30. (Election of Directors and Auditor)

Director and auditor shall be elected at the general meeting of shareholders.Director and auditor shall be elected by the majority votes of the present shareholders, who have one fourth or more of the total shares issued. But in case of the election of auditor, any shareholder who has more than 3/100(three one hundredth) of total shares issued, excluding those which have not voting rights, shall not exercise his voting right for the part of stocks exceeding 3/100 (three one hundredth) of total stocks issued.

ARTICLE 31. (Term of Office of Director and Auditor)

(1) The term of office of directors shall be until the last day of the general meeting which is held, for the last accounting period, within three years since their assumption of office.

(2) The term of office of the auditor shall be until the last day of the general meeting which is held, for the last accounting period, within three years since his/her assumption of office.

ARTICLE 32. (Supplementary Election of Director and Auditor)

If any vacancy occurs, the director or the auditor shall be elected at the general meeting. But if it fulfils the ARTICLE 29 and is not required, the Company may not elect supplementary director or auditor.

ARTICLE 33. (Election of the Representative Director)

The Company shall elect its representative director, executive managing director and managing director by the resolution of the board of directors.

ARTICLE 34. (Duty of the Directors)

The representative director shall represent the Company and control the Company's overall business.

The executive managing director and managing director shall assist the representative director and execute their duties which are assigned according to the resolution of the board of directors, and if the representative director is not present any one who is the next ranker shall act for him.

ARTICLE 34.2. (The Duty of Director to Report)

The directors shall report to the auditor if they find any facts which may seriously damage the Company.

ARTICLE 35. (The Duty of the Auditor)

(1) The auditor of the Company shall audit the accounting and its works.

(2) The auditor may attend the board of directors and express his opinion.

(3) The auditor may summon extraordinary meeting of the board of directors by submitting, in written, the request letter which includes the purpose and reason of the meeting.

(4) The auditor may, if it is required for his/her execution of duty, ask the company's subsidiary its operational report. The auditor may audit the status of properties and business of the subsidiary if the subsidiary does not report immediately or it is required for him/her to check the report of the subsidiary.

ARTICLE 36. (Memorandom of the Auditor)

The auditor may record the way of execution of auditing and its result on the memorandum with his/her seal or signature on it.

ARTICLE 37. (Constitution and Summon of the Board of Directors)

(1) The board of directors shall be constituted by the directors of the Company and resolute the major business of the Company

(2) The representative director or the director if he/she is specifically appointed for the duty, shall summon the board of director.

ARTICLE 38. (Resolution)

(1) Any bill at the -meeting of the board of directors shall be passed by a majority of votes of the present directors.

(2) The chairman of the board of directors shall be the one who is regulated in the ARTICLE 37, number "V and has the right to summon the meeting.

(3) Any one who has specific interests in a bill shall not exercise his/her right of voting right in that bill.

ARTICLE 39. (Memorandorn of Board of Directors)

The memorandum of the board of directors shall be made and signed by the chairman, directors and auditor who attend the meeting, and shall be kept in the head office of the Company.

ARTICLE 40. (Salary and Retirement Grants of Directors and Auditor)

(1) The salary of the directors and auditor shall be decided by the resolution of the general meeting. The retirement grants of the directors and auditor shall be according to the Company's related regulation which is resoluted in the general meeting.

ARTICLE 41. (Consultant and Advisor)

The Company may appoint a few consultant and advisor by the resolution of the board of directors.

                           ACT 6. ACCOUNTING.

ARTICLE 42. (Fiscal Year)

The fiscal year of the Company shall be from the 1st of January until the 31st of December.

ARTICLE 46. (Expiration of the Right of Dividend Claim)

(1) The right to claim dividend shall be expired if it is not exercised for five years from the date when it is noticed to shareholder or pledgers.

(2) The dividend which is kept unpaid after its expiration date as mentioned in -(1)" of this Article shall be returned to the Company.

                             ACT 7. OTHERS.

ARTICLE 47. (Bylaws)

The Company may establish its bylaws and detailed regulations, if it is necessary for the Company's operation and management, by the resolution of the board of directors.

ARTICLE 48. (Others)

Other articles which are not regulated in this Articles shall be applied according to the resolution of the general meeting, the Commercial Law and other related regulations.

                           SUPPLEMENTARY CLAUSE.

1. (Effective Date) This Articles of Incorporation shall be effective from June, 1999.

2. (Applicable Cases concerning the Convertable Debentures and Bond with Subscription) The amended clause of the Article 15 and the Article 16 shall be applied to those which are issued after the effective date of this Articles of Incorporation.


3. (Applicable Cases concerning the Record Date of Dividend Payout) The Article 10.3. shall be applied after the Company is enlisted and opened to the public through securities exchange market.

                    AMENDMENT OF PART OF THE ARTICLES OF
                             INCORPORATION.

THE FOLLOWING AMENDMENT WAS MADE TO ARTICLE 5 OF THE
ARTICLES OF INCORPORATION OF  SINTEC CO. LTD. EFFECTIVE
DECEMBER 27, 1999.

ARTICLE 5 .(Total number of stocks to be Issued by the Company) The total number of stocks to be issued by the Company shall be 50,000,000 stocks and par value of 200 Won.


                                   //s// Sintec Co. Ltd. //s//
                                   --------------------------
                                   SINTEC CO. LTD.

                              Exhibit 3
                 Proposed new Articles of Incorporation



                           ARTICLES OF INCORPORATION

                                    OF

                                SINEC CO. LTD.


                                 CHAPTER I
                           GENERAL PROVISIONS

Article 1.      Company Name

The name of the Company shall be expressed as "Chusik Hoesa
________",
which shall be expressed in English as "SINTEC CO. LTD." (hereinafter referred to as the "Company").

Article 2.      Objectives

The objectives of the Company shall be as follows:

(1) To manufacture, sell, lease and service computers and peripheral devices;

(2)  To develop, manufacture and sell software and programs;

(3)  Export and import;

(4)  To develop, manufacture and sell optical instruments;

(5)  To develop, manufacture and sell image processors;

(6)  To develop, manufacture and sell security equipments; and

(7) any and all acts, things, business and activities which are related, incidental or conducive directly or indirectly to the attainment of the foregoing objectives. (To conduct all other activities or businesses which are related to the attainment and continuation of the objectives mentioned above.)]

Article 3.  Location of Head office and Branches

The head office of the Company shall be located in [        , Republic of
Korea]. Branches, liaison offices, other offices or subsidiary may be established elsewhere by resolution of the Board of Directors of the Company.

Article 4.  Method of Giving Public Notices

Public notice shall be given by publishing the notice in Kyungin Ilbo, a daily Korean language newspaper published in the Seoul Special City.
The Company may give public notice through the Daily Electronics
Newspaper which is a daily Korean language newspaper published in the Seoul Special City in case that the Kyungin Ilbo is not available because of events of  force majeure.

CHAPTER II
SHARES

Article 5.  Total Number of Authorized Shares

The total number of shares which the Company is authorized to issue ("Authorized Shares") shall be ___________ (___________) shares.

Article 6.      Number of Shares Issued at Incorporation

The number of shares to be issued at the time of incorporation of the Company shall be ___________ (___________) shares.

Article 7.  Par Value

The par value of each share shall be ___________ (___________) Korean
Won.

Article 8.  Class of Shares and Types of Share Certificates

(1) The shares to be issued by the Company shall be common and registered.

(2) Share certificates of the Company shall be consisted of eight (8) denominations: those of one (1) share, five (5) shares, ten (10) shares, fifty (50) shares, one hundred (100) shares, five hundred (500) shares, one thousand (1,000) shares and ten thousand (10,000) shares.

(3) The Company shall not adopt the non-bearing of Share Certificates under Article 358-2 of the Commercial Code.

Article 9.  Pre-emptive Rights

(1) The shareholders shall have pre-emptive rights to the shares to be newly issued by the Company in proportion to the number of shares held by each shareholder.

(2) Notwithstanding the provision of Paragraph (1), new shares may be allocated to persons other than the shareholders in the following cases:

(a) In case that the Company offers new shares or allows underwriters to underwrite new shares in accordance with Article
2 and Article 8 of the Securities Exchange Act;

(b) In case that the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act;

(c) In case that the Company issues new shares through exercises of stock options in accordance with Article 16-3 of the Venture
Company Promotion Special Measures Act;

(d) In case that the Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;

(e) In case the Company issues new shares for foreign direct investments in accordance with the Foreign Investment
Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;

(f) In case the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship; or

(g) In case the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

(3) Any shares unsubscribed due to a waiver or failure to exercise of pre-emptive rights by shareholders, or any fractional shares arising in the process of allocation of new shares shall be dealt with by the resolution of the Board of Directors.

Article 10.     Public Offerings

(1) The Company may issue new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act; provided, however, that such newly issued shares shall not exceed thirty hundredths of the total issued and outstanding shares of the Company.

(2) The type, number and the issuing price, etc. of the shares to be newly issued through a public offering shall be determined by the resolution of the Board of Directors; provided, however, that the issuing price of such new shares shall be not less than the price set forth in Article 84-
5 of the Enforcement Decree of the Securities Exchange Act.

Article 11.     Stock Options

(1) By the special resolution of the General Meeting of Shareholders, the Company may grant stock options provided for in Article 16-3 of the Venture Company Promotion Special Measures Act to those among the following persons who have contributed or has capabilities to contribute to the establishment, management or technological innovations of the Company within the limit not exceeding fifty hundredths of the total issued and outstanding shares of the Company:

(a)  The Directors, the Auditor or other employees of the Company;

(b) Any of the following persons with the technological or managerial capabilities:

(i) Faculty members of a university (including community colleges and industrial colleges) (including researchers at a research institute at such university);

(ii) Researchers at a research institute established by the National or Local Government;

(iii) Researchers at a research institute funded by the National Government;

(iv) Practicing lawyer, certified public accountant, patent agent, management supervisor, technology supervisor, or tax agent; or

(v)  Researchers at a science or industrial technology research
institute,   which is a non-profit    legal  entity;

(c)  Universities;

(d)  Research institutes established by the National or Local
Government;

(e)  Research institutes funded by the National Government;

(f)  Specialized production technology research institutes; or

(g)  Science or industrial technology research institutes.

(2) Notwithstanding the provisions of Paragraph (1) above, the Company shall not grant stock options to any of the following persons:

(a) The largest shareholder of the Company (as set forth in Item 2 of Article 54-5 (4) of the Securities Exchange Act;
hereinafter the same meaning) and his specially interested persons (as set forth in Article 10-3 (2) of the Enforcement Decree of the Securities Exchange Act; hereinafter the same meaning). Provided, however, that those who become such specially interested persons by taking the office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded;

(b) Major shareholders of the company (as set forth in Article 188 of the Securities Exchange Act; hereinafter the same meaning) and their specially interested persons. Provided, however, that those who become such specially interested persons by taking office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded; or

(c) Persons who would become major shareholders by exercise of stock options.

(3) The Company shall not grant stock options for such number of shares exceeding ten hundredths of the total issued and outstanding shares of the Company to any one (1) Director, Auditor or employee of the Company.

(4) The Company may cancel the grant of stock options by the resolution of the Board of Directors in any of the following cases:

(a) When the stock option holder has resigned voluntarily from the Company after his receipt of stock options;

(b) When the stock option holder has caused a material damage to the Company by negligence or willful misconduct; or

(c) When any of the conditions for cancellation in the stock option agreement has occurred.

(5) The Company shall grant stock options by either of the following manners:

(a) Delivery of shares newly issued at the exercise price per stock options or treasury shares; or

(b) Payment in cash or stock for the amount obtained by deducting the exercise price per stock options from the market price of the shares.

(6) Stock options may be exercised for seven (7) years from the date immediately following the period of three (3) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above.

(7) Stock option holders shall be entitled to exercise his stock options only after having served in the Company for two (2) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above. Provided, however, that those who die, or retire from office upon reaching retirement age, or resign from office for reasons not attributable to themselves within two (2) years after the date of the special resolution of the General Meeting of Shareholders referred to in Paragraph (1) above may exercise stock options during the applicable exercise period.

(8) The exercise price per share upon the exercise of stock options shall not be less than the price set forth in each of the following items; provided, however, that the same shall apply when the exercise price has been adjusted after the grant of stock options:

(a) The higher of the following prices in case of issuance and delivery of new shares;

(i) The market price of shares valued as of the date of the grant of stock options in accordance with Item 1 of Article 84-9 (2) of the Enforcement Decree of the Securities Exchange Act; or

(ii)  The par value of shares concerned; or

(b) The market price of shares valued in accordance with Sub-paragraph (a) (i) above in all cases other than Sub-paragraph (a) above.

(9) Article 12 shall be applied, mutatis mutandis, in respect of dividends on the new shares issued by exercise of stock options.

Article 12.  Calculation of Dividend for New Shares

For the purpose of calculation of dividend to be paid on the new shares which were issued during a given fiscal year, the issuance, underwriting or subscription for the same new shares shall be deemed to have been made at the end of the fiscal year immediately preceding the fiscal year during which the same new shares were issued, underwritten or subscribed.

Article 13.  Transfer Agent

(1) The Company shall appoint a transfer agent to attend to the registration of transfer of shares on the register of shareholders.

                                  Exhibit 4
     Merger Agreement between the Company and Captex Capital, Inc.


AGREEMENT AND PLAN OF MERGER between CAPTEX CAPITAL,
INC., a Texas corporation ("Captex"), SINTEC CO. LTD. a Korean corporation ("Sintec") and SINTEC (TEXAS) CORP., a Texas corporation and a wholly owned subsidiary of Sintec (the "Sub"), Captex, Sintec and the Sub being sometimes referred to herein as the "Constituent
Corporations."

     WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation (the "Merger") and upon completion of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the ACommission@), Sintec will elect to become the successor issuer to Captex for reporting purposes under the Securities Exchange Act of 1934.

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. Captex shall be merged with and into the Sub which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

     2.1. Adoption of this agreement by Captex and the Sub pursuant to the General Corporation Law of Texas; and

     2.2. Execution and filing by Captex and the Sub of Articles of Merger with the Department of State of the State of Texas in accordance with the Corporation Law of Texas.

     3. TIME OF FILINGS. The Articles of Merger shall be filed with the Department of State of the State of Texas upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfilment or waiver of the terms and conditions herein.

     4. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of the Sub.

     5. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of the Sub shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of the Sub to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

     6. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of the Sub as in effect on the date of this agreement.

     7. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of the Sub, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

     8. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as "Sintec (Texas) Corp." unless changed by the Sub.

     9. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Captex into shares of Sintec are as follows:


     9.1. The aggregate number of shares of Captex Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 888,050 shares of Sintec Common Stock (the "Sintec Shares") adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

      The Sintec Shares will be issued pursuant to Section 4(2) of the Securities Act of 1933, Regulation S of the Securities Act of 1933, and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission and will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES
ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS
THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE
SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR
OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO
AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

     9.2. Upon completion of the Merger, there shall be 7,768,325 shares of Sintec Common Stock issued and outstanding, subject to such adjustments, held as follows: 888,050 common shares held by the former shareholders of Captex and 6,880,275 common shares held by the other shareholders of Sintec. The holders of the Sintec Shares agree to give Sintec the first right of refusal to purchase the Sintec Shares. In the event any holder of Sintec Shares decides to sell all or a portion of his Sintec Shares (the ASelling Shares@) he will, before so disposing of the Selling Shares, advise Sintec in writing (the ANotice@) of his intention to sell and Sintec shall have the right for a period of 48 hours from receipt of the Notice to purchase the Selling Shares. The purchase price for the Selling Shares shall be the average of the closing price of the Common Shares of Sintec for the 4 trading days prior to the date of the Notice and Sintec shall purchase the same within 7 days of electing to exercise its right of first refusal.

     9.3. All outstanding Common or Preferred Stock of Captex and all warrants, options or other rights to its Common or Preferred Stock shall be retired and cancelled as of the Merger Date.

     9.4. Each share of Captex Common Stock that is owned by Captex as treasury stock shall, by virtue of the Merger and without any action on the part of Captex, be retired and cancelled as of the Merger Date.

     9.5. Each certificate evidencing ownership of shares of Sintec Common Stock issued and outstanding on the Merger Date or held by Sintec in its treasury shall continue to evidence ownership of the same number of shares of Sintec Common Stock.

     9.6. Sintec Common Stock shall be issued to the holders of Captex Common Stock in exchange for their shares as provided by Captex.

     9.7. The shares of Sintec Common Stock to be issued in exchange for Captex Common Stock hereunder shall be proportionately reduced by any shares owned by Captex shareholders who shall have timely objected to the Merger (the "Dissenting Shares") in accordance with the provisions of the General Corporation Law of Texas, as provided therein.

     10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Captex Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Sintec Common Stock into which the shares of Captex Common Stock the holder represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares.


     11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Captex Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Sintec Common Stock into which it was converted. No dividend or other distribution payable to holders of Sintec Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Captex Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Sintec Common Stock represented thereby.

     12. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Captex shall cease (except insofar as continued by statute), and it shall be merged with and into the Sub. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Sub, without further act or deed. The Sub shall thenceforth be responsible and liable for all the liabilities and obligations, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Sub.

     13. REPRESENTATIONS AND WARRANTIES OF CAPTEX. Captex represents and warrants that:

     13.1. CORPORATE ORGANIZATION AND GOOD STANDING.
Captex is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     13.2. REPORTING COMPANY STATUS. Captex has filed with the
Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting issuer pursuant to Section12 (g) thereunder.

     13.3. REPORTING COMPANY FILINGS. Captex has filed and is current on all reports required to be filed by it pursuant to Section13 of the Securities Exchange Act of 1934.

     13.4. CAPITALIZATION. Captex's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 5,000,000 shares are issued and outstanding.

     13.5. ISSUED STOCK. All the outstanding shares of its Common
Stock are duly authorized and validly issued, fully paid and non-assessable.

     13.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain Captex Common Shares issued or committed to be issued.

     13.7. CORPORATE AUTHORITY. Captex has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

     13.8. SUBSIDIARIES. Captex has no subsidiaries.

     13.9. LITIGATION. There is not, to the knowledge of Captex, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Captex or against any of its officers.

     13.10. CONTRACTS. Captex is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     13.11.TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Captex for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

     13.12. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Captex is subject or by which Captex is bound.

     14. REPRESENTATIONS AND WARRANTIES OF SINTEC. Sintec represents and warrants that:

     14.1. CORPORATE ORGANIZATION AND GOOD STANDING. Sintec is a corporation duly organized, validly existing, and in good standing under the laws of Korea and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     14.2. CAPITALIZATION. Sintec's authorized capital stock consists of 20,000,000 shares of Common Stock, Won 200 par value, of which 6,880,275 shares are issued and outstanding.

     14.3. ISSUED STOCK. All the outstanding shares of its Common
Stock are duly authorized and validly issued, fully paid and non-assessable.

     14.4. CORPORATE AUTHORITY. Sintec has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

     14.5. TITLE. Sintec has good and marketable title to all the real property and good and valid title to all other property included in its most recent financial statements. The properties of Sintec are not subject to any mortgage, encumbrance, or lien of any kind.

     14.6. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Sintec or the Sub is subject or by which Sintec or the Sub is bound.

     15. CONDUCT OF CAPTEX PENDING THE MERGER DATE. Captex covenants that between the date of this Agreement and the Merger Date:

     15.1. No change will be made in Captex's Certificate of Incorporation or bylaws.

     15.2 Captex will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

     15.3. Captex will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     16. CONDUCT OF SINTEC PENDING THE MERGER DATE. Sintec covenants that between the date of this Agreement and the Merger Date:

     16.1. No change will be made in the Sintec's Articles of incorporation or bylaws.

     16.2. Sintec will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     17. CONDITIONS PRECEDENT TO OBLIGATION OF CAPTEX.
Captex's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Captex:

     17.1.SINTEC'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sintec set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     17.2. SINTEC AND THE SUB'S COVENANTS. Sintec and the Sub shall have performed all covenants required by this agreement to be performed by them on or before the Merger Date.

     17.3. APPROVAL. This agreement shall have been approved by Sintec and the Sub in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     18. CONDITIONS PRECEDENT TO OBLIGATION OF THE SUB AND
SINTEC. Sintec and the Sub's obligation to consummate the Merger shall be subject to fulfilment on or before the Merger Date of each of the following conditions, unless waived in writing by Sintec:

   18.1. CAPTEX'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Captex set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     18.2. CAPTEX'S COVENANTS. Captex shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

     18.3. APPROVAL. This Agreement shall have been approved by Captex in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     19. ACCESS. From the date hereof to the Merger Date, Sintec, Captex and the Sub shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request.
If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     20. CLOSING.

     20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     20.3. At the Closing, Captex shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Sintec:

     (i) A list of the holders of record of the shares of Sintec Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Captex Common Stock to be issued to each holder;

     (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

     (iii) Certified copies of the resolutions of the board of directors of Captex authorizing the execution of this agreement and the consummation of the Merger;

     (iv) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

     (v) The shares certificates for the outstanding Common Stock of Captex to be exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

     20.4. At the Closing, Sintec shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Captex:

     (i) A list of its shareholders of record;

     (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

     (iii) Certified copies of the resolutions of the board of directors of Sintec authorizing the execution of this agreement and the consummation of the Merger;

     (iv) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein;

     (v) the share certificates of Sintec (the "Sintec Certificates") to be delivered to the shareholders of Captex hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws; and

     (vi) $100,000US (or shares of Sintec equivalent to that amount) to Penn Capital Corp. or its nominee.

     20.5 RELEASE OF CONSIDERATION. Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

          (i)  deliver the Captex Certificates to Sintec;

          (ii)  deliver the Sintec Certificates to the Captex Shareholders; and

          (iii) deliver $100,000US or its stock equivalent to Penn Capital
                Corp.

     21.ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and
 Regulations of the Securities and Exchange Commission (the 'commission'), Sintec will elect to become the successor issuer to Captex for reporting purposes under the Securities Exchange Act of 1934.

     22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     23. ARBITRATION.

     23.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

     23.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     23.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Texas, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.


     23.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     23.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     23.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     23.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     23.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     23.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other 0matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     23.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.3

     24. ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, Sintec will elect to become the successor issuer to Capstra for reporting purposes under the Securities Exchange Act of 1934.

     25. GENERAL PROVISIONS.

     25.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     25.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     25.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     25.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

     If to Captex, to:                 c/o Maitland & Company
                                       700 625 Howe Street
                                       Vancouver BC Canada

     If to Sintec and the Sub , to:    103-608 Buchon - Technopark
                                       Samjung Dong, Ojung-Ky,
                                       Buchon, Kyonggi, Korea


     25. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     26. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     27. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     28. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Maitland & Company, Vancouver BC.. The Closing shall take place upon the fulfilment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

     29. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

     30. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     31. EFFECTIVE DATE. This effective date of this agreement shall be January, 24, 2001.


     SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
BETWEEN CAPTEX  CAPITAL, INC, SINTEC CO. LTD. AND SINTEC
(TEXAS) CORP.

    IN WITNESS WHEREOF, the parties have executed this Agreement.

                                      CAPTEX CAPITAL, INC.


                                      By:  /s/ John Mackay  /s/
                                         -------------------------------
                                         JOHN MACKAY, President

                                      SINTEC CO. LTD.


                                      By:   /s/ Woon Yong Kim /s/
                                         -------------------------------
                                           WOON YONG (Joseph) KIM, President


                                      SINTEC (TEXAS) CORP.


                                      By: / s/Woon Yong Kim/s/
                                         -------------------------------
                                            WOON YONG (Joseph) KIM, President